                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                             CEDAR INCOME FUND, LTD.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


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    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                            CEDAR INCOME FUND, LTD.

                            44 South Bayles Avenue
                        Port Washington, New York 11050

June 5, 1998

Dear Stockholder:

     The Board of Directors and officers of Cedar Income Fund, Ltd. (the "Company") are pleased to invite you to attend the Company's 1998 Annual Meeting of Stockholders to be held at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, on Thursday, June 25, 1998, at 4:00 p.m., local time.

     As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, stockholders of the Company will be asked to vote: (i) to approve a change in the state of incorporation of the Company from the State of Iowa to the State of Maryland by means of a merger of the Company with and into a wholly-owned Maryland subsidiary, and in connection therewith, to approve certain changes to the charter of the Company, including approving a classified Board of Directors, an increase in the number of authorized shares of Common Stock from 5,020,000 to 50,000,000 and the authorization of 5,000,000 shares of preferred stock; (ii) to approve the transfer of substantially all of the assets of the Company to a newly-formed limited partnership, of which the Company shall be the general partner; (iii) to elect directors of the Company;
(iv) to approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and (v) to approve the Company's 1998 Stock Option Plan. Executive officers of the Company will be present at the Annual Meeting and will be available to talk with stockholders. We hope you will be able to attend.

     WE URGE YOU TO VOTE YOUR PROXY AS SOON AS POSSIBLE. Your vote is very important, regardless of the number of shares you own. Please mark, sign and date each proxy card you receive and return it, at your earliest convenience, in the postage-paid envelope provided, even if you currently plan to attend the Annual Meeting. Returning your proxy card will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend. We encourage you to vote "FOR" each of the Board's nominees for directors and "FOR" each of the proposals referenced above.

   PLEASE VOTE AND PROMPTLY RETURN YOUR PROXY CARD.


                                          Sincerely,


                                          Leo S. Ullman
                                          Chairman of the Board and
                                          President

                            CEDAR INCOME FUND, LTD.

                            44 South Bayles Avenue
                        Port Washington, New York 11050

                            ---------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 25, 1998

To the Stockholders of
CEDAR INCOME FUND, LTD.

     The 1998 Annual Meeting of Stockholders of Cedar Income Fund, Ltd., an Iowa corporation (the "Company"), will be held at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, on Thursday, June 25, 1998, at 4:00 p.m., local time, for the following purposes:

  1. To approve a change in the state of incorporation of the Company from the State of Iowa to the State of Maryland by means of a merger of the Company with and into a wholly-owned Maryland subsidiary, and in connection therewith, to approve certain changes to the charter of the Company, including (i) approving the classification of the Board of Directors into three classes, with the terms of the classes ending in successive years, (ii) approving an increase in the number of authorized shares of Common Stock from 5,020,000 to 50,000,000 and (iii) authorizing 5,000,000 shares of preferred stock;

  2. To approve the transfer of substantially all of the assets of the Company to a newly-formed limited partnership, of which the Company shall be the general partner;

  3. If proposal 1, which is to change the state of incorporation and which proposal includes a change in the Company's charter to provide for a classified Board of Directors, is approved, to elect a Board of Directors consisting of five directors, divided and classified into three classes. If proposal 1 is not approved, to elect five directors to serve until the next annual meeting of stockholders of the Company and until their successors are elected and qualified. The five nominees for director, in either case, are: Leo S. Ullman, J.A.M.H. der Kinderen, Everett B. Miller III, Brenda J. Walker and Jean-Bernard Wurm;

  4. To approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998;

  5. If proposal 1 is approved, to approve the Company's 1998 Stock Option Plan; and

  6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on May 29, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

     Stockholders may be entitled to assert dissenter's rights under Sections 1301-1331 of the Iowa Business Corporation Act, a copy of which is attached as Appendix A to the Proxy Statement.

                                          By Order of the Board of Directors


                                          Leo S. Ullman
                                          Chairman of the Board and
                                          President
Port Washington, New York
June 5, 1998

                            CEDAR INCOME FUND, LTD.
                            44 SOUTH BAYLES AVENUE
                        PORT WASHINGTON, NEW YORK 11050


                            ---------------------
                                PROXY STATEMENT
                            ---------------------
     The accompanying Proxy is solicited by the Board of Directors of Cedar Income Fund, Ltd., an Iowa corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on June 25, 1998, at 4:00 p.m., local time, or any adjournment thereof, at which stockholders of record at the close of business on May 29, 1998 shall be entitled to vote. The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its Directors, officers and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

     Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Meeting, he may elect to revoke his proxy and vote his shares personally.


     There is being mailed herewith to each stockholder of record the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997. The date of this Proxy Statement is the approximate date on which this Proxy Statement and form of Proxy were first sent or given to stockholders.


     On May 29, 1998, the Company had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting 2,245,411 shares of Common Stock, $1.00 par value per share ("Common Stock"). Each holder of Common Stock is entitled to one vote for each share of stock held by such holder. The presence of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting. In accordance with Iowa law, abstentions, but not broker non-votes, are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The proposal to approve the change of the state of incorporation of the Company, including the classification of the Board of Directors, the increase in the number of authorized shares of Common Stock and the authorization of 5,000,000 shares of preferred stock, and the proposal to approve the transfer of substantially all of the assets of the Company to a newly-organized limited partnership, each require the affirmative vote of a majority of all votes entitled to be cast on such proposals in order to pass. The proposals to elect directors, approve the appointment of the independent auditors for 1998 and approve the 1998 Stock Option Plan require the affirmative vote of a majority of the shares voted on each such proposal in order to pass. Abstentions and broker non-votes are not counted in determining the votes cast with respect to any of the matters submitted to a vote of stockholders. Cedar Bay Company, a New York general partnership ("Cedar Bay"), which owns approximately 84% of the outstanding shares of Common Stock of the Company, has informed the Company that it intends to vote in favor of all of the proposals. Accordingly, even if no other stockholder votes in favor of any of the proposals, approval of each proposal is assured.


     On January 12, 1998, Cedar Bay commenced a Tender Offer (the "Offer") for all of the outstanding shares of Common Stock of the Company. On April 2, 1998, Cedar Bay purchased 1,893,038.335 shares of Common Stock, or approximately 84% of the outstanding shares of Common Stock, at a price of $7.00 per share, net to the seller in cash in accordance with the terms of Offer. Based on the acquisition of approximately 84% of the shares of Common Stock, Cedar Bay acquired control of the Company. Because of its ownership of 584,567 shares of Common Stock, or approximately 26% of the issued and outstanding shares of Common Stock, and restrictions in the Company's Restated Articles of Incorporation (the "Iowa Articles") on any person owning in excess of 9.8% of the issued and outstanding shares of Common Stock, AEGON USA, Inc. had effective control of the Company prior to the acquisition of shares by Cedar Bay.

     The total amount of funds required by Cedar Bay to purchase the shares of Common Stock pursuant to the Offer and to pay related fees and expenses was approximately $14,451,000, approximately $13,251,000 of which was needed to purchase the shares of Common Stock that were tendered, and approximately $1,200,000 of which was needed for Cedar Bay's out-of-pocket expenses associated with the Offer.

     In order to pay a certain earnest money escrow (the "Earnest Money Deposit") required pursuant to the terms of the Memorandum of Understanding dated as of December 5, 1997 (the "Memorandum of Understanding") by and between SKR Management Corp. ("SKR") and the Company, The Point Associates, L.P. ("Point Associates") (one of the two partners of Cedar Bay), on behalf of SKR, borrowed $750,000 from Donald E. Axinn (the "Axinn Loan"). The principal under the Axinn Loan bears interest at a rate per annum equal to 10%. In connection with the Titan Facility described below, the Axinn Loan was subordinated to the Titan Facility and Point Associates agreed to repay the principal of, and accrued interest on, the Axinn Loan at any time after June 30, 1998 upon demand of Axinn. If Point Associates fails so to repay the Axinn Loan, Titan has agreed to purchase the Axinn Loan from Axinn. If Titan fails so to repurchase the Axinn Loan, the Axinn Loan would cease to be subordinated to the Titan Facility and the Titan Facility would become subordinated to the Axinn Loan. If Titan purchases the Axinn Loan, the loan would be restated to bear interest at a rate of 20% per annum and would be due within 90 days of such purchase. In addition, upon such purchase by Titan, Point Associates and Leo S. Ullman have agreed to cause to be pledged to Titan a promissory note and a certain partnership interest as security for the Axinn Loan. The Axinn Loan is currently secured by a second mortgage and assignment of rents covering a shopping center owned by Point Associates. Cedar Bay, on behalf of Point Associates, intends to repay the Axinn Loan upon the replacement of certain of the existing financing of the property owned by Point Associates.

     In addition, pursuant to an option agreement (the "Axinn Option Agreement"), dated as of December 1, 1997, among Mr. Axinn, SKR, Point Associates and Cedar Bay, Mr. Axinn was granted an option to purchase from SKR that number of shares of Common Stock which is determinable, at Mr. Axinn's election, by dividing either: (i) $250,000 (of the total principal amount of the Axinn Loan), or (ii) $500,000 (of the total principal amount of the Axinn
Loan), or (iii) the aggregate principal and accrued interest outstanding under the Axinn Loan, by, generally, $7.00. The purchase price paid by Mr. Axinn for any such shares of Common Stock shall be effected through an adjustment to the then outstanding principal amount of the Axinn Loan. Generally, such purchase option must be exercised, if at all, within 90 days after the consummation of the Offer. To date, the purchase option has not been exercised.

     The Axinn Option Agreement also requires that SKR cause the Company to issue to Axinn warrants to purchase 20,000 unregistered shares of Common Stock, with an exercise price equal to the amount paid for shares of Common Stock by Cedar Bay in the Offer. Such warrants will expire one year after issuance. If, for any reason, the Company is unable to issue such warrants and the underlying shares of Common Stock, Cedar Bay is required to sell to Axinn up to 20,000 Shares then owned by Cedar Bay. Since the Iowa Articles currently prohibit the issuance of warrants or options, the warrants may not be issued by the Company unless the proposal to reincorporate in Maryland is approved by stockholders. See "Reincorporation in Maryland" below.

     Mr. Axinn has agreed not to sell or transfer any of the shares of Common Stock acquired upon exercise of the purchase option or warrants described above for a period of 18 months after such exercise and acquisition.

     SKR has also agreed to cause Mr. Axinn to be elected to the Board of Directors of the Company upon the full exercise of the Axinn purchase option, and that, for so long as Cedar Bay, SKR or any of their affiliates owns shares of Common Stock, it will vote such shares of Common Stock in favor of Mr. Axinn's election to such Board of Directors.

     Leo S. Ullman also executed in favor of Mr. Axinn a limited guaranty of the obligations of Point Associates arising under the Axinn Loan and related documentation.

     On March 31, 1998, Cedar Bay and Point Associates obtained from Titan Management, L.P. ("Titan") a credit facility which, among other things, provides for a loan in an amount up to $15,100,000 (the "Titan Facility"), approximately $6,626,000 of the proceeds of which were used to finance (i) the purchase of the shares of Common Stock tendered in the Offer and (ii) costs incurred in connection with the Offer. The balance of the proceeds of the Titan Facility (the "Property Loan"), approximately $8,474,000, was used to refinance existing indebtedness on the property owned by Point Associates, to pay for certain construction on such property and to purchase shares of Common Stock tendered in the Offer.

     Amounts borrowed by Cedar Bay and Point Associates under the Titan Facility bear interest at an annual rate of 13%, and will mature on April 15, 1999. Amounts borrowed by Cedar Bay and Point Associates under the Titan Facility are unconditionally guaranteed as to payment of principal and interest by each of Cedar Bay, Point Associates, SKR, Selbridge Corp., the general partner of Point Associates, and Leo S. Ullman. Amounts borrowed under the Titan Facility are secured by a pledge by Cedar Bay of the shares of Common Stock purchased in the Offer, as well as a grant of mortgages on certain properties owned by the partners of Cedar Bay. Cedar Bay and Point Associates may prepay portions of the principal amount borrowed subject to terms contained in the Titan Facility.

     Cedar Bay and Point Associates anticipate arranging approximately $9,750,000 in new financing which will replace the Property Loan.

     On March 31, 1998, Triangle Center Associates, L.P. ("Triangle Center") obtained from General Electric Capital Corporation ("GECC") a loan in the amount of $10,800,000 (the "GECC Loan"), approximately $2,422,000 of the proceeds of which were used to finance (i) the purchase of the shares of Common Stock tendered in the Offer and (ii) costs incurred in connection with the Offer. The balance of the GECC Loan, approximately $8,378,000, was used to refinance existing indebtedness on the property owned by Triangle Center. The GECC Loan is secured by a mortgage on property owned by Triangle Center. The GECC Loan bears interest initially at an annual rate of 7.39% and will mature on April 1, 2023. However, after April 1, 2008, the interest rate on the GECC Loan will increase by no less than 2% per annum.

     It is expected that the following business will be considered at the Meeting and action taken thereon:



                        1. REINCORPORATION IN MARYLAND



GENERAL

     The Board of Directors of the Company (the "Board") has unanimously approved a proposal to change the Company's state of incorporation from Iowa to Maryland (the "Reincorporation Proposal" or the "Proposed Reincorporation"). For the reasons set forth below, the Board of Directors believes that it is in the best interests of the Company and its stockholders to change the Company's corporate domicile. As discussed below, through the implementation of the Reincorporation Proposal, the Company will gain the greater flexibility afforded by Maryland corporate law. Also, under the Proposed Reincorporation the Company will adopt new Articles of Incorporation which will make certain changes, discussed in greater detail below, including but not limited to: (i) the Company will be able to issue warrants and options to officers, directors and others; (ii) the Company will increase the number of shares of Common Stock it is authorized to issue and the Company will be authorized to issue up to 5,000,000 shares of preferred stock; (iii) the Company will eliminate from its charter restrictions on amounts payable to its advisor and restrictions on investments the Company is permitted to make; and (iv) the new charter will provide for a classified Board of Directors, with three classes and terms ending in successive years. The Proposed Reincorporation should also enhance the Company's ability to retain and, if necessary, attract qualified directors, although, to date, the Company has not experienced difficulty in retaining directors.

     The Proposed Reincorporation would be effected by merging the Company (hereinafter sometimes referred to as the "Iowa Company") into a newly-formed Maryland corporation which, before the merger (the "Merger"), will be a wholly-owned subsidiary of the Iowa Company (the "Maryland Company"). Upon completion of the Merger, the Iowa Company will cease to exist and the Maryland Company will continue to operate the business of the Company under the name Cedar Income Fund, Ltd. The Proposed Reincorporation will not result in any change in the Company's business, assets or liabilities, will not cause its corporate headquarters to be moved and will not result in any relocation of management.

     Pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), attached as Appendix B to this Proxy Statement, on the effective date of the Proposed Reincorporation, each outstanding share of Common Stock of the Iowa Company will automatically be converted into one share of Common Stock of the Maryland Company, and stockholders of the Iowa Company will automatically become stockholders of the Maryland

Company. On the effective date of the Proposed Reincorporation, the number of outstanding shares of Common Stock of the Maryland Company will be equal to the number of shares of Common Stock of the Iowa Company outstanding immediately prior to the effective date of the reincorporation.

     Certificates representing shares of the Company will automatically represent an equal number of shares of the Maryland Company upon completion of the Merger. IT WILL NOT BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF THE MARYLAND COMPANY. However, stockholders may exchange their certificates if they so choose. The Common Stock of the Company is included for quotation on the Nasdaq SmallCap Market and, after the Merger, the Company's Maryland Common Stock will continue to be quoted on the Nasdaq SmallCap Market without interruption, under the same symbol ("CEDR").

     If the Reincorporation Proposal is approved by the stockholders, it is anticipated that the reincorporation would be completed promptly following the Annual Meeting of Stockholders to which this Proxy Statement relates. The Proposed Reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after stockholder approval has been obtained, if in the opinion of the Board, and the Board of Directors of the Maryland Company, in the case of an amendment, circumstances arise that make such action advisable; provided, that any amendment that would effect a material change from the charter provisions discussed in this Proxy Statement would require further approval by the holders of a majority of the outstanding shares of the Common Stock.

     The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the Articles of Incorporation of the Maryland Company and the Bylaws of the Maryland Company, copies of which are attached hereto as Appendices B, C and D, respectively.

     APPROVAL BY STOCKHOLDERS OF THE PROPOSED REINCORPORATION WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE ARTICLES OF INCORPORATION AND THE BYLAWS OF THE MARYLAND COMPANY AND ALL PROVISIONS THEREOF.


PRINCIPAL REASONS FOR THE PROPOSED REINCORPORATION

     In recent years, a number of real estate investment trusts have been incorporated in Maryland. As the Company plans for the future, the Board of Directors and management believe that it will be advantageous to the Company and its stockholders to be able to draw upon the established principles of corporate governance in making legal and business decisions. The predictability of Maryland corporate law provides a reliable foundation on which the Company's governance decisions can be based, and the Company believes that the stockholders will benefit from the responsiveness of Maryland corporate law to their needs and to those of the corporation they own.

     Maryland follows a policy of encouraging incorporation in that state. In furtherance of that policy, Maryland has adopted and implemented comprehensive corporate laws responsive to the legal and business needs of corporations organized under its laws. The Maryland legislature is sensitive to issues regarding corporate law and is responsive to changing business needs and to developments in modern corporate law. The Maryland courts have developed expertise in dealing with corporate issues, and a body of case law has developed construing Maryland law and establishing public policies with respect to corporate legal affairs. As a result of these factors, it is anticipated that Maryland law will provide greater predictability in the Company's legal affairs than is presently available under Iowa law.

     The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. Both Iowa and Maryland law permit a corporation to include a provision in its articles of incorporation which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The Company believes that, in general, Maryland law provides greater protection to directors than Iowa law and that Maryland case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than Iowa law.

SIGNIFICANT CHANGES CAUSED BY REINCORPORATION

     In general, the Company's corporate affairs are governed at present by the Iowa Business Corporation Act ("IBCA"), by the Iowa Articles, and by the Company's Bylaws (the "Iowa Bylaws"), which have been adopted pursuant to Iowa law. The Iowa Articles and Iowa Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to the Company at Cedar Income Fund, Ltd., 44 South Bayles Avenue, Port Washington, New York 11050, Attention: Investor Relations.

     If the Reincorporation Proposal is adopted, the Company will merge into, and its business will be continued by, the Maryland Company. Following the Merger, issues of corporate governance and control would be controlled by the Maryland General Corporation Law ("MGCL"), rather than the IBCA. The Iowa Articles and Iowa Bylaws will, in effect, be replaced by the Articles of Incorporation of the Maryland Company (the "Maryland Articles") and the bylaws of the Maryland Company (the "Maryland Bylaws"), copies of which are attached as Appendices C and D, respectively, to this Proxy Statement. Accordingly, the differences among these documents and between Maryland and Iowa law are relevant to your decision whether to approve the Reincorporation Proposal.

     CAPITAL STOCK. The authorized capital stock of the Iowa Company consists of 5,020,000 shares of Common Stock, of which 2,245,411 shares are issued and outstanding. There are no shares of preferred stock authorized. Each share of Common Stock is entitled to one vote on all matters presented to the stockholders.

     The authorized capital stock of the Maryland Company will consist of 50,000,000 shares of Common Stock, $.01 par value per share ("Maryland Common Stock"), and 5,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). Initially, 2,245,411 shares of Maryland Common Stock, and no shares of Preferred Stock, will be issued and outstanding. Each share of Maryland Common Stock will be entitled to one vote on all matters presented to the stockholders.

     The Board believes that it is prudent and in the best interest of the Company and its stockholders to have additional authorized shares of Common Stock readily available for issuance in connection with future financing transactions, acquisitions, stock dividends, and stock issuances pursuant to any benefit plans to be enacted in the future, and other appropriate corporate opportunities and purposes. Having such shares available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense and delay of a special stockholders meeting. However, the Company has no agreements, commitments or understandings at this time with respect to the issuance of additional shares of Common Stock, which would be made possible by the proposed amendment, in connection with any financing transaction, acquisition, stock dividend or other transaction.


     Pursuant to the Maryland Articles, stockholders of the Maryland Company will have no preemptive rights with respect to the additional shares being authorized. The Maryland Articles do not require further approval by stockholders prior to the issuance of additional shares of Common or Preferred Stock. All of the Preferred Stock of the Maryland Company will have such voting rights, designations, preferences, qualifications, limitations or restrictions thereon as shall be set by the Maryland Board pursuant to authority vested in it by the Maryland Articles. The Maryland Board will have the sole discretion to issue additional shares of Maryland Common Stock. The issuance of additional shares of stock will have the effect of diluting the percentage of stock ownership and voting rights of the present stockholders of the Company.



CERTAIN DIFFERENCES BETWEEN THE IOWA ARTICLES AND THE MARYLAND ARTICLES


     The Iowa Articles require a majority of the Iowa Board, and any committee thereof, to be directors ("Independent Directors") who are unaffiliated, directly, or indirectly, with the Advisor (as defined therein). Each year the Iowa Company is required to retain, for a term of up to one year, an Advisor to manage the day-to-day business affairs of the Iowa Company in lieu of officers of the Iowa Company. The Iowa Board is required to evaluate the performance of the Advisor each year prior to entering into or renewing an agreement with the Advisor. The Independent Directors are required to supervise the Advisor and evaluate its compensation in relation to the services it performs for the Iowa Company. In addition, the Iowa Articles contain provisions limiting the Iowa

Company's expenses and borrowings, limiting or prohibiting the Iowa Company's ability to invest in certain assets, including unimproved real estate, and prohibiting the Iowa Company from issuing certain securities, including warrants or options to purchase shares of its Common Stock. The Maryland Articles contain none of these requirements and limitations. However, it is currently anticipated that the Maryland Company will retain an advisor in lieu of officers of the Maryland Company.

     The Iowa Articles require any stockholder or proposed stockholder of the Iowa Company to provide to the Iowa Company, upon demand, with information necessary to determine whether any issuance or transfer of stock will result in a person owning in excess of 9.8% of the outstanding shares of the Iowa Company or a group of five or fewer persons owning together in excess of 50% of the beneficial interest of the Company. The Iowa Articles permit the Iowa Board to redeem any shares in excess of such limits. The Maryland Articles generally prohibit holders of Maryland Common Stock from holding more than 3.5% of the outstanding Maryland Common Stock.

     PREEMPTIVE RIGHTS. Under the IBCA, the stockholders of an Iowa corporation formed prior to 1990 have a preemptive right to acquire the corporation's unissued shares, except to the extent the articles of incorporation limit or deny such right. The Iowa Articles do not permit preemptive rights to stockholders.


     Under the MGCL, the stockholders of a Maryland corporation do not have preemptive rights to subscribe for additional issuances of the corporation's stock unless the corporation's charter expressly provides otherwise. The Maryland Articles do not permit preemptive rights to stockholders.


     DIVIDENDS AND DISTRIBUTIONS. Under the IBCA, a corporation may make distributions approved by its Board of Directors to its stockholders subject to restriction by the articles of incorporation and subject to the further limitation that no distribution may be made if, after giving it effect, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.


     The MGCL allows the payment of dividends and other distributions (e.g., redemption of stock), after authorization by the board of directors, unless, after giving effect to the distribution, (a) the corporation would not be able to pay its indebtedness as it becomes due in the usual course of business or
(b) the corporation's total assets would be less than the sum of its total liabilities plus, unless the charter provides otherwise, the amount that would be needed upon dissolution to satisfy the preferential rights of those stockholders whose preferential rights upon dissolution are superior to those receiving the distribution.


AMENDMENT OF GOVERNING DOCUMENTS


     ARTICLES OF INCORPORATION. Under the IBCA, amendments to the articles of incorporation generally must be recommended by the board of directors and approved by the stockholders. If the proposed amendment would not create dissenters' rights with respect to a voting group entitled to vote, for a proposed amendment to be approved by such voting group, more votes of such group must be cast in favor of the proposed amendment than against, provided a quorum is present. If the proposed amendment would create dissenters' rights in one or more voting groups, the stockholders in such voting groups must approve the amendment by a majority of the votes entitled to be cast on the amendment. In either case, the articles of incorporation or a by-law adopted by the stockholders or the board of directors may require a greater vote. Under the IBCA, unless otherwise provided, certain specified amendments to the articles of incorporation may be made by the board of directors (without stockholder approval). In addition, certain specified amendments affecting the rights of holders of a class of securities must be approved by a vote of holders of shares of such class entitled to vote thereon, even though they ordinarily would not have voting rights. The Iowa Articles provide that amendments to the Iowa Articles require a vote of the holders of a majority of the shares entitled to vote thereon, except that an amendment that would reduce the amount payable upon liquidation of the corporation upon any outstanding shares or would diminish or eliminate any voting rights of any outstanding shares requires the affirmative vote of at least two-thirds of the shares entitled to vote thereon.

     Under the MGCL, unless otherwise provided in the charter (which the Maryland Articles do not), a proposed amendment to the charter requires the affirmative vote of two-thirds of all votes entitled to be cast on the matter.

     BYLAWS. Under the IBCA, a corporation's board of directors may amend or repeal the corporation's Bylaws, except to the extent otherwise provided in the articles of incorporation or the IBCA, or a by-law adopted by the stockholders, and except that a by-law adopted or amended by the stockholders which fixes a greater quorum or voting requirement for stockholders or voting groups of stockholders than is required by the articles of incorporation may not be adopted, amended or repealed by the board of directors. A by-law that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed (i) if originally adopted by the stockholders, only by the stockholders, and (ii) if originally adopted by the board of directors, by the board of directors or the stockholders, except that such by-law, if adopted by the stockholders, may provide that it may be amended or repealed only by a specified vote of either the stockholders or the board of directors. A corporation's stockholders may amend or repeal the corporation's by-laws even though the by-laws may also be amended or repealed by the board of directors. The Iowa Bylaws provide that the Iowa Bylaws may only be amended by the affirmative vote of a majority of the directors then in office.

     Under the MGCL, the power to change the bylaws is vested with the stockholders, except to the extent it is vested with the board of directors. The Maryland Articles and the Maryland Bylaws provide that the Maryland Bylaws may be amended only by the Maryland Board.


DIRECTORS AND OFFICERS

     NUMBER AND ELECTION OF DIRECTORS; CLASSIFICATION OF BOARD. The IBCA permits both a classified board of directors and cumulative voting, although the Iowa Articles provide for neither. The Iowa Articles and the Iowa Bylaws fix the number of directors at no less than three and no more than seven, as determined from time to time by resolutions of the Iowa Board. The Iowa Board currently consists of three directors.

     The Maryland Articles and the Maryland Bylaws provide that the number of directors shall be fixed from time to time by the Maryland Company's Board, but may not consist of less than three persons. Currently, the number of directors is anticipated to be five. Although permitted by the MGCL, the Maryland Articles provide that there shall be no cumulative voting in the election of directors. The Maryland Articles and Maryland Bylaws provide for the classification of the Maryland Company's Board into three classes. Except for the initial election, each class has a three-year term expiring on the date of the third annual meeting of stockholders succeeding their election. As a result, approximately one-third of the Board of Directors will be elected each year.

     REMOVAL; VACANCIES. Under the IBCA, any or all directors may be removed, with or without cause, by the stockholders unless the articles of incorporation provide that directors may be removed only for cause, except that (i) if cumulative voting is authorized, a director shall not be removed if the number of votes sufficient to elect that director under cumulative voting is voted against the director's removal and (ii) if cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove that director exceeds the number of votes cast not to remove the director.

     The IBCA provides that, unless the articles of incorporation of a corporation provide otherwise, vacancies on the board of directors, including those resulting from an increase in the number of directors, may be filled by a vote of the board of directors or the stockholders. If the number of directors then in office is less than a quorum, the vacancies may be filled by a vote of a majority of directors then in office. If the vacant office was held by a director elected by a voting group of stockholders, only the holders of shares of that voting group are entitled to fill the vacancy if it is filled by the stockholders.


     The MGCL provides that, unless the charter provides otherwise, the stockholders of a corporation may remove any director, with or without cause, by the affirmative vote of a majority of the votes entitled to be cast for the election of directors. The Maryland Articles provide that a director may be removed only for cause and only by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.


     The MGCL provides that the stockholders may elect a successor to fill any vacancy that results from the removal of a director, unless the director was elected by the stockholders of a class or series of stock, in which case the stockholders of that class or series may elect the successor. If the stockholders do not elect a successor, unless the corporation's charter or bylaws provide otherwise, a majority of the remaining directors may fill the vacancy. However, if the removed director was elected by the stockholders of a class or series, a majority of the remaining directors elected by that same class or series may fill the vacancy. All other vacancies shall be filled by the board of directors, unless the corporation's charter or bylaws provides otherwise.


     FIDUCIARY DUTIES. Under the IBCA, a director must perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith and with the care which an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation. A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall have no liability by reason of being or having been a director of the corporation.


     The MGCL requires a director of a Maryland corporation to perform his duties as a director in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with the care that an ordinarily prudent person in a like position would use under similar circumstances.


     LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS. The IBCA permits an Iowa corporation to include in its charter a provision eliminating or limiting the liability of its directors to the corporation and its stockholders for money damages for breach of fiduciary duty, except for liability resulting from
(a) breach of a director's duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a transaction from which the director derives an improper personal benefit or (d) an unlawful distribution by the corporation. The Iowa Articles include such a provision, and, in addition, exculpate a Director for any act or omission except willful misfeasance, gross negligence or reckless disregard of duty or not having acted in good faith in the reasonable belief that his action was in the best interests of the corporation.


     The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Maryland Articles contain such a provision which eliminates such liability to the maximum extent permitted by the MGCL.


     INDEMNIFICATION OF DIRECTORS AND OFFICERS. The IBCA requires a corporation (unless its charter provides otherwise, which the Iowa Articles do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The IBCA permits a corporation to indemnify its present and former directors and officers, among others, against reasonable expenses, including counsel fees, incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those capacities if (a) the individual acted in good faith, (b) the individual reasonably believed that (i) in the case of conduct in his official capacity, his conduct was in the corporation's best interests, and (ii) in all other cases, his conduct was at least not opposed to the corporation's best interests, and (c) in a criminal proceeding, the individual had no reasonable cause to believe his conduct was unlawful. However, an individual may not be indemnified (x) in connection with a proceeding by or in the right of the corporation in which the individual was adjudged liable to the corporation or
(y) in any other proceeding charging improper personal benefit to the individual, whether or not in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The Iowa Articles contain such a provision.


     The Maryland Articles provide that the Maryland Company shall indemnify, to the fullest extent permitted by law, all persons who may be indemnified pursuant to the MGCL. The MGCL requires a corporation (unless its charter provides otherwise, which the Maryland Articles do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the receipt by the corporation of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and
(b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.


ACTION OF STOCKHOLDERS AND DIRECTORS

     SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the Iowa Company stockholders may be called at any time by the Iowa Company Board, by the Chairman of the Board, the President, the Board of Directors or the Independent Directors (as defined therein) of Iowa Company, and shall be called by the Iowa Company Board upon the written demand, signed, dated and delivered to the Secretary of Iowa Company, of the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

     Under the MGCL, a special meeting of stockholders may be called by the president, the board of directors or any other person specified in the corporation's charter or bylaws and must be called upon the written request of stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting unless the charter or bylaws provide for a greater (but not more than a majority) or lesser percentage.

     STOCKHOLDER ACTION BY WRITTEN CONSENT. Under the IBCA, unless otherwise provided in the charter, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if written consents are signed by the holders of outstanding shares having not less than ninety percent of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted, and are delivered to the corporation for inclusion in minutes or filing with the corporate records. The corporation must give all stockholders written notice at least ten days prior to any proposed action by written consent for which notice is required by the IBCA to be given to stockholders not entitled to vote.

     Under the MGCL, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting only if (i) a unanimous written consent setting forth the action and signed by each stockholder entitled to vote on such matters and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it, are filed with the records of stockholders meetings.


PROVISIONS APPLICABLE TO BUSINESS COMBINATIONS AND CHANGES IN CONTROL

     STATE ANTI-TAKEOVER LAWS. Under Section 490.1109 of the IBCA, no business combination (defined to include mergers, sales of assets, sales of outstanding stock, and loans) involving the Iowa Company and an Interested Stockholder (defined to include any holder of 10% or more of its voting stock) may be entered into within three years of the time the stockholder became an interested stockholder unless: (a) the business combination or the purchase of shares which resulted in the stockholder becoming an interested stockholder is approved by the Iowa Company Board before the stockholder became an interested stockholder, (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and officers, and by employee stock plans in which employee participants do not have rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offering; or (c) at or after the stockholder became an interested stockholder, the business combination is approved by the Iowa Company Board and approved at an annual or special meeting of stockholders by two-thirds of the outstanding voting stock of the Iowa Company which is not owned by the interested stockholder.

     Section 490.1108 of the IBCA provides that in considering acquisition proposals, directors may consider, in addition to the consideration of the effects of any action on stockholders, the effects on the corporation's employees, suppliers, creditors, customers and the communities in which it operates, as well as the long-term and short-term interests of the company. Consideration of any or all community interest factors is not a violation of the business judgment rule, even if the directors reasonably determine that effects on a community or other factors outweigh the financial or other benefits to the corporation or a stockholder or group of stockholders. Section 490.624A of the IBCA also includes authorization of "poison pills" which include, without limitation, terms and conditions of stock rights or options issued by a corporation that preclude or limit the exercise, transfer or receipt of stock rights by persons owning or offering to acquire a specified number or percentage of a corporation's outstanding shares.


     Under the MGCL, certain business combinations, including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder(s) with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Maryland Company has exempted from the business combination provisions of the MGCL all business combinations involving any person. As a result, any Interested Stockholder may be able to enter into business combination with Maryland Company that may not be in the best interest of the Maryland Company stockholders without compliance by the Maryland Company with the super majority vote requirements of the MGCL.


     The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock or shares of beneficial interest owned by the acquirer or by officers or directors who are employees of the corporation. "Control shares" are voting shares of stock or voting shares of beneficial interest which, if aggregated with all other such shares of stock or shares of beneficial interest previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition or ownership of, or power to vote, control shares, subject to certain exceptions.


     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivery of an "acquiring person statement"), may compel the corporation's board of directors to call a special meeting of stockholders to be held within 50 days of demand (or another date requested by such person, not to be less than 30 days of such demand) to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.


     Unless the charter or bylaws provide otherwise, if voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved. Moreover, unless the charter or Bylaws provide otherwise, if voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority or more of all voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the Maryland Company is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the Maryland Company. The Bylaws of the Maryland Company have exempted from the MGCL all control share acquisitions involving any person. There can be no assurance that such provisions will not be amended or eliminated at any time in the future.

     CERTAIN EXTRAORDINARY TRANSACTIONS. Under the IBCA, the sale, lease, exchange or other disposition of all or substantially all the assets of a corporation not in the ordinary course of business conducted by it, as well as any merger, share exchange or voluntary dissolution, requires approval by holders of a majority of all votes entitled to be cast, unless the charter or the board of directors requires a greater vote or a vote by voting groups.

     Under the MGCL, a consolidation, merger, share exchange, dissolution or transfer of all or substantially all the assets of a corporation not in the ordinary course of business conducted by it requires approval by holders of two-thirds of the shares of the corporation entitled to vote on such matters, unless the charter provides for a greater or lesser (but not less than a majority) percentage.

     DISSENTERS' RIGHTS. Under the IBCA, a stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder's shares in the event of: (a) the consummation of a plan of merger if (i) stockholder approval is required for the merger and the stockholder is entitled to vote thereon or
(ii) the corporation is a subsidiary that is merged with its parent; (b) the consummation of a plan of share exchange if the stockholder is entitled to vote on the plan; (c) the consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the stockholder is entitled to vote on the sale or exchange; or (d) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares. A dissenting stockholder is not entitled to challenge the corporate action creating the stockholder's entitlement to dissent unless the action is unlawful or fraudulent with respect to the stockholder or the corporation.

     Under the MGCL, stockholders of a corporation are entitled to appraisal rights in certain mergers, consolidations or share exchanges involving such corporation or upon the disposition of all or substantially all of its assets, as well as when such corporation amends its charter in a way which alters the contractual rights of any outstanding shares as expressly set forth in the charter and substantially adversely affects such stockholders' rights if the right to do so is not reserved in the charter. However, except with respect to certain transactions involving an Interested Stockholder, stockholders generally have no appraisal rights with respect to their shares if (i) the shares are listed on a national securities exchange or are designated as a national market system security on a interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD"), or (ii) the shares are those of the successor in the merger, unless (a) the merger alters the contractual rights of the shares as expressly set forth in the charter, and the charter does not reserve the right to do so, or (b) the shares are to be changed or converted in whole or in part in the merger into something other than either shares in the successor or cash, scrip or other rights or interests arising out of provisions for the treatment of fractional shares in the successor.

     STOCKHOLDER AND STOCKHOLDER INSPECTION RIGHTS. Under the IBCA, any stockholder, his agent or attorney may inspect and copy minutes of any meetings of the board of directors, any committee of the board, stockholders, action taken without a meeting by the board of directors or stockholders, accounting records and the list of stockholders. The right to copy and inspect is subject to (a) the stockholder's inspection demand being in good faith and for a proper purpose, (b) the stockholder describing with particularity his purpose and the records he desires to inspect and (c) the records being directly connected with the stockholder's purpose.

     Under the MGCL, one or more persons who have been stockholders for at least six months and together own at least five percent of the outstanding stock of any class of a Maryland corporation may inspect and copy the corporation's books of account, request a written statement of the corporation's affairs and request a list of the corporation's stockholders. In addition, any stockholder of a Maryland corporation may (a) inspect and copy the bylaws, minutes of the proceedings of stockholders and annual statements of affairs and (b) request the corporation to provide a sworn statement showing all stock or shares, as well as any other securities, issued and all consideration received by the corporation during the preceding twelve months.


POTENTIAL ANTI-TAKEOVER EFFECTS

     The following provisions of the Maryland Articles may make a potential takeover more difficult.

     The Maryland Company's Board of Directors will be divided into three classes of directors, each class constituting approximately one-third of the total number of directors, with the classes serving staggered terms. Except for the initial election, at each annual meeting of stockholders, the class of directors to be elected at such meeting will be elected for a three-year term and the directors in the other two classes will continue in office. The Company believes that classified directors will help to assure the continuity and stability of the Maryland Board and the Company's business strategies and policies as determined by the Maryland Board. The use of a staggered board may render more difficult a change in control of the Maryland Company or removal of incumbent management.

     For the Maryland Company to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of the outstanding Maryland Common Stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of a taxable year and the Maryland Common Stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). To satisfy the above ownership requirements and certain other requirements for qualification as a REIT, the Maryland Articles will restrict the ownership or acquisition of shares of Maryland Common Stock.

     The Maryland Board will have the authority, without further stockholder approval, to issue the shares of Preferred Stock in one or more series from time to time and to fix the powers, designations, preferences, and rights, and the qualifications, limitations, or restrictions of such preferences and/or rights. While the issuance of Preferred Stock could provide needed flexibility in connection with possible acquisitions and for other corporate purposes, such issuance could also make it more difficult for a third party to acquire a majority of the outstanding voting stock of the Maryland Company or discourage an attempt to gain control of the Maryland Company, and might adversely affect the holders of Maryland Company Common Stock.


DISSENTER'S RIGHTS

     See the Section "Dissenter's Rights" located in "Transfer of Substantially all the Assets to Newly-formed Limited Partnership" for information on the rights of those stockholders who desire to dissent from the Reincorporation Proposal.


VOTE REQUIRED

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock is present, is required for approval of this proposal.


BOARD RECOMMENDATION


     The foregoing discussion is an attempt to summarize the more important differences in the corporation laws of Maryland and Iowa and does not purport to be an exhaustive discussion of all of the differences. Such differences can be determined in full by reference to the Iowa Business Corporation Act and to the Maryland General Corporation Law. In addition, both Iowa and Maryland law provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the charter or bylaws of the corporation.

     A vote "FOR" the Reincorporation Proposal will constitute approval of the Merger, the Maryland Articles, the Maryland Bylaws and all other aspects of this Reincorporation Proposal.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE REINCORPORATION OF THE COMPANY IN MARYLAND AND RELATED CHANGES TO THE RIGHTS OF STOCKHOLDERS.


        2. TRANSFER OF SUBSTANTIALLY ALL OF THE ASSETS TO NEWLY-FORMED
                              LIMITED PARTNERSHIP


GENERAL

     The Board has unanimously approved the proposed transaction to change the Company's operating structure, contemporaneously with the reincorporation in Maryland, into an umbrella partnership structure (an "UPREIT") through the contribution of substantially all of its assets (the "Transfer") into a newly-formed limited partnership (the "Operating Partnership"), which will be controlled by the Company as its sole general partner. The limited partnership interests ("Units") in the Operating Partnership can be issued to acquire property in transactions that would not trigger immediate tax obligations for certain sellers. Converting to an UPREIT could enable the Company to acquire properties at lower prices because of the tax advantages to some sellers of receiving Units as consideration. Such Units would be redeemable for cash or shares of Common Stock of the Company. This UPREIT would be structured so that distributions of cash from the Operating Partnership are allocated between the Company, as general partner, and the limited partners based upon their respective Unit ownership.

     The Company cannot predict precisely the cost of converting to an UPREIT at this time because the most appropriate method of transferring the Company's properties to the Operating Partnership has not yet been determined. Based on discussions with its advisors, the Company estimates that the cost of the UPREIT conversion will be approximately $100,000, consisting primarily of the one-time payment of state transfer taxes and related legal fees.

     In the event this proposal is not adopted, the Company will continue to operate as a Maryland corporation, or if the Reincorporation Proposal is not adopted, an Iowa corporation, and not convert to an UPREIT structure.


REORGANIZATION AS AN UPREIT

     Upon completion of the reincorporation in Maryland, the Company plans to reorganize itself as an UPREIT. The reorganization is expected to be accomplished through the contribution of substantially all of the assets of the Company to the Operating Partnership in a tax-free transaction (other than certain state transfer taxes). In exchange for its assets, the Company will receive Units of interest in the Operating Partnership. Upon the initial formation of the Operating Partnership, the Company will be the sole general partner and Cedar Bay will be the sole limited partner of the Operating Partnership. Promptly thereafter, Cedar Bay will exchange up to 1,705,000 shares of Common Stock for up to 1,705,000 Units of the Operating Partnership, as described below under "Exchange By Cedar Bay Of Common Stock For Units." As additional limited partners are admitted to the Operating Partnership in exchange for the contribution of properties, the Company's percentage ownership in the Operating Partnership will decline.

     After the reorganization, the Operating Partnership will be the entity through which the Company will conduct substantially all of its business and own substantially all of its assets (either directly or through subsidiaries). The Board of Directors of the Company will manage the affairs of the Operating Partnership by directing the affairs of the Company as general partner of the Operating Partnership. The Company's general partnership interests in the Operating Partnership will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to its percentage interest therein.

     Upon the admission of additional limited partners to the Operating Partnership, the Company, as general partner, would owe a fiduciary obligation to the limited partners. In most cases, the interests of the limited partners would coincide with the interests of the Company and its stockholders because
(i) the Company would own all of the general partner interests in the Operating Partnership and (ii) the limited partners will generally receive shares of the Company's Common Stock upon redemption of their Units. Nevertheless, under certain circumstances, the interests of the limited partners might conflict with those of the stockholders. For example, the sale of certain properties or the sale or merger of the Company could cause adverse tax consequences to particular limited partners.


EXCHANGE BY CEDAR BAY OF COMMON STOCK FOR UNITS


     In order to continue to qualify as a real estate investment trust, five or fewer holders of the Company may not own in the aggregate more than 50% of the outstanding Common Stock during the final six-month period of each year. Therefore, concurrently with the contribution by the Company of substantially all of its assets to the Operating Partnership, Cedar Bay will exchange up to 1,705,000 shares of Common Stock for up to 1,705,000 Units. The precise number of shares to be exchanged may vary depending on the outstanding stock ownership of the Company of the time of the exchange.


ANTICIPATED FORM OF PARTNERSHIP AGREEMENT OF THE OPERATING PARTNERSHIP


     THE FOLLOWING SUMMARY OF THE PROPOSED PARTNERSHIP AGREEMENT OF THE OPERATING PARTNERSHIP (THE "OPERATING PARTNERSHIP AGREEMENT") IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FORM OF OPERATING PARTNERSHIP AGREEMENT, WHICH MAY BE OBTAINED FROM THE COMPANY UPON REQUEST. THE OPERATING PARTNERSHIP WILL BE FORMED UNDER THE DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT, AS AMENDED.


     DISTRIBUTIONS, ALLOCATIONS OF PROFITS AND LOSSES. The Operating Partnership Agreement provides that the Company, as general partner of the Operating Partnership, will cause the Operating Partnership to distribute all or such portion as it determines of the Available Cash (as defined in the Operating Partnership Agreement) of the Operating Partnership each quarter pro rata in accordance with respective number of Units held by each partner. Profits and losses for tax purposes will also generally be allocated among the partners in accordance with their percentage interests, subject to compliance with applicable law and regulations.


     MANAGEMENT. As the sole general partner of the Operating Partnership, the Company will generally have the exclusive right, responsibility and discretion in the management and control of the Operating Partnership. The limited partners of the Operating Partnership will generally have no authority to transact business or take any action on behalf of, or make any decision for, the Operating Partnership.


     The Operating Partnership Agreement provides that the Company shall not, without the consent of the limited partners, engage in any transaction or, in its capacity as the general partner, authorize the Operating Partnership to take any action to amend, modify or terminate the Operating Agreement (other than amendments or modifications that do not adversely affect any limited partner) except to reflect the admission, substitution, termination or withdrawal of limited partners; to make a general assignment for the benefit of creditors for all or any part of the assets of the Operating Partnership; institute any proceeding for bankruptcy or similar creditors relief on behalf of the Operating Partnership; to approve the transfer of the general partner's general partnership interest to any person; or admit into the Operating Partnership any additional or substitute general partners.


     TRANSFERABILITY OF INTERESTS. The Operating Partnership Agreement generally provides that the Company may not withdraw from the Operating Partnership, or transfer or assign its interest in the Operating Partnership without the consent of all limited partners. Prior to 18 months after the Merger of the Company into the Maryland Company, the limited partners generally may not transfer their respective interests in the Operating Partnership without the consent of the Company, except in an exchange for shares of Common Stock of the Company. Following 18 months after the Merger, the limited partners may transfer their respective interests in the Operating Partnership to "Accredited Investors" (as defined under the Securities Act of 1933, as amended), subject to the Company's right of first refusal. No transferee, however, will be admitted to the Operating Partnership as a substitute limited partner having the rights of a limited partner without the consent of the Company and the satisfaction of other conditions, including agreeing to be bound by the terms and conditions of the Operating Partnership Agreement.

     ADDITIONAL CAPITAL CONTRIBUTIONS; ISSUANCE OF ADDITIONAL PARTNERSHIP INTERESTS. No limited partner is required under the terms of the Operating Partnership Agreement to make additional capital contributions to the Operating Partnership. The Company shall make additional capital contributions to the Operating Partnership for the acquisition or development of additional properties or for other partnership purposes. The Operating Partnership Agreement authorizes the Company to issue on behalf of the Operating Partnership additional partnership interests in the Operating Partnership to any person other than the Company for any partnership purpose from time to time for such capital contributions and other consideration and on such terms and with such designations, preferences and rights as the Company shall determine. Such additional interests in the Operating Partnership may not be issued to the Company except in connection with an issuance of capital stock by the Company with designations, preferences and rights substantially similar to the additional partnership interests that are issued, and the Company must make a capital contribution to the Operating Partnership in an amount equal to the proceeds received by the Company in connection with the issuance of such stock and, in the case of an exercise of a right, warrant or option, the Company shall contribute to the Operating Partnership an amount equal to the exercise price of such security. As additional partnership interests are issued to new partners, the partnership interests of all existing partners of the Operating Partnership, including the Company, will be diluted proportionately based upon the amount of such contributions and the deemed value of the Operating Partnership at such time.

     Except in connection with the redemption rights described below, the Company may not issue additional capital stock, unless the proceeds of the issuance are contributed to the Operating Partnership as an additional capital contribution.

     REDEMPTION OF PARTNERSHIP UNITS. Generally, each limited partner shall have the right to require the Operating Partnership to redeem its Units at a redemption price equal to the fair market value of a share of Common Stock of the Maryland Company. The General Partner shall then have the right to redeem such Units for cash or to issue shares of Common Stock of the Maryland Company.


     FIDUCIARY STANDARDS AND INDEMNIFICATIONS. The Operating Partnership Agreement provides that the general partner will act in the interest of the Operating Partnership as an entity distinct from the individual interests of the partners. The Operating Partnership Agreement also provides that the general partner and each person designated by the general partner will be indemnified and held harmless by the Operating Partnership for any act performed for or on behalf of the Operating Partnership, or in furtherance of the Operating Partnership's business, unless (i) the act or omission of such indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such indemnified person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such indemnified person had reasonable cause to believe that the act or omission was unlawful.

     TAX MATTERS PARTNER. Pursuant to the Operating Partnership Agreement, the Company will be the tax matters partner of the Operating Partnership and, as such, will have authority to make tax elections under the Code on behalf of the Operating Partnership.

     OPERATIONS. The Operating Partnership Agreement requires the Operating Partnership to be operated in a manner that will enable the Company to satisfy the requirements for being classified as a real estate investment trust for United States federal tax purposes.

     TERM. The term of the Operating Partnership continues until December 31, 2098, or until sooner dissolved pursuant to the terms of the Operating Partnership Agreement.

     OTHER. The Operating Partnership is authorized to enter into in the name of, and on behalf of, the Operating Partnership conflict avoidance agreements with affiliates of the Operating Partnership and the Company, as it believes advisable in its sole and absolute discretion.


DISSENTER'S RIGHTS

     Any stockholder ("dissenting stockholder") who objects to the Merger and/or the Transfer (the "Proposed Action") will have the right to receive cash payment of the fair value of his or her shares, provided the stockholder acts in strict compliance with the provisions of IBCA 1301-1331. The dissenting stockholder's right to receive cash payment is in lieu of a number of shares of Maryland Common Stock equal to the number of shares of Iowa Common Stock owned by the dissenting stockholder. The following summarizes the statutory procedures required under the IBCA to perfect a dissenting stockholder's rights. This summary is qualified in its entirety by reference to IBCA Sections 1301-1331 (the "Dissenters' Rights Law"), attached to this Proxy Statement as Appendix A.

     In order to exercise dissenter's rights, a dissenting stockholder shall
(i) deliver to the Company, before the vote relating to the Proposed Action is taken, written notice of the stockholder's intent to demand payment for the stockholder's shares if the Proposed Action is effectuated, and (ii) not vote his or her shares in favor of the Proposed Action to which the dissenting stockholder dissents.

     If the Proposed Action is authorized at the Meeting, within ten days thereafter the Company shall deliver a written dissenting stockholders' notice (the "Dissenting Stockholders' Notice") to all stockholders who properly dissented to any Proposed Action. The Dissenting Stockholders' Notice shall (a) state where the dissenting stockholders' payment demand must be sent, (b) state where and when certificates representing shares of Iowa Common Stock must be deposited, (c) supply a form for demanding payment that includes the date of the first announcement to news media or to stockholders (the "Cut-off Date") of the terms of the Proposed Action and requires the dissenting stockholders to certify whether or not he or she acquired beneficial ownership of his or her shares before that date, (d) set a date by which the Company must receive a payment demand, which date shall not be fewer than thirty days nor more than sixty days after the date the Dissenting Stockholder's Notice is delivered and
(e) be accompanied by a copy of the Dissenters' Rights Law.

     A stockholder sent a Dissenting Stockholders' Notice must demand payment, certify whether he or she acquired beneficial ownership of the shares of Iowa Common Stock before the Cut-off Date and deposit the shares in accordance with the Dissenting Stockholders' Notice. A dissenting stockholder who demands payment and deposits his or her shares in accordance with the previous sentence retains all other rights of a stockholder until these rights are canceled or modified by the taking of the Proposed Action. A dissenting stockholder who does not demand payment or deposit the dissenting stockholder's share certificates where required, each by the date set in the Dissenting Stockholders' Notice, is not entitled to payment for the dissenting stockholder's shares under Dissenters' Rights Law.

     Except as described below with respect to shares acquired after the Cut-off Date, at the time the Proposed Action is taken, or upon receipt of a payment demand, whichever occurs later, the Company shall pay each dissenting stockholder who properly demanded payment and deposited the share certificates, the amount the Company estimates to be the fair value of the dissenting stockholder's shares, plus accrued interest ("Fair Value"), accompanied by all of the following: (a) the Company's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in stockholders' equity for that year, and the latest available interim financial statements, if any; (b) a statement of the Company's estimate of the fair value of the shares; (c) an explanation of how the interest was calculated; (d) a statement of the dissenting stockholder's right to demand payment if he or she is dissatisfied with the payment; and (e) a copy of the Dissenters' Rights Law.

     If the Company does not take the Proposed Action within one hundred eighty days after the date set for demanding payment and depositing share certificates, the Company shall return the deposited certificates. If after returning deposited certificates, the Company takes the Proposed Action, it must send a new Dissenting Stockholders' Notice as if the Proposed Action was taken without a vote of the stockholders and repeat the payment demand procedure.

     The Company may elect to withhold the payment described above from a dissenting stockholder unless the dissenting stockholder was the beneficial owner of the shares before the Cut-off Date. To the extent the Company elects to withhold such payment, after taking the Proposed Action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenting stockholder who agrees to accept it in full satisfaction of the dissenting stockholder's demand. The Company shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenting stockholder's right to demand payment if he or she is dissatisfied with such payment.

     A dissenting stockholder may notify the Company in writing of the dissenting stockholder's own estimate of the fair value of the dissenting stockholder's shares and amount of interest due, and demand payment (a "Dissenting Stockholder's Demand") of the dissenting stockholder's estimate, less any payment of Fair Value or reject the Company's offer described in the previous paragraph and demand payment of the fair value of the dissenting stockholder's shares and interest due, if any of the following apply: (a) the dissenting stockholder believes that the amount paid or offered is less than the fair value of the dissenting stockholder's shares or that the interest due is incorrectly calculated; (b) the Company fails to make payment of Fair Value under the third previous paragraph within sixty days after the date set for demanding payment; or (c) the Company, having failed to take the proposed action, does not return the deposited certificates within sixty days after the date set for demanding payment. If the dissenting stockholder shall not have made his or her Dissenting Stockholder's Demand to the Company within thirty days after the Company shall have made or offered payment, he or she shall have waived his or her right to demand payment for his or her shares.

     If a Dissenting Stockholder's Demand remains unsettled, the Company shall commence a proceeding within sixty days after receiving the Dissenting Stockholder's Demand and petition the court to determine the fair value of the shares and accrued interest. If the Company does not commence the proceeding within such sixty-day period, it shall pay each dissenting stockholder whose demand remains unsettled the amount demanded. The Company shall commence the proceeding in the district court of the county where the Company's principal office or, if none in this state, its registered office is located. The Company shall make all dissenting stockholders, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. The jurisdiction of the court in which such a proceeding is commenced is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenting stockholders are entitled to the same discovery rights as parties in other civil proceedings.

     Each dissenting stockholder made a party to the proceeding is entitled to judgment for either of the following: (i) the amount, if any, by which the court finds the fair value of the dissenting stockholder's shares, plus interest, exceeds the amount paid by the Company, or (ii) the fair value, plus accrued interest, of the dissenting stockholder's after acquired shares for which the Company elected to withhold payment.

     The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the Company, except that the court may assess costs against all or some of the dissenting stockholders, in amounts the court finds equitable, to the extent the court finds the dissenting stockholders acted arbitrarily, vexatiously, or not in good faith in demanding payment.

     The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, for either of the following: (a) against the Company and in favor of any or all dissenting stockholders if the court finds the Company did not substantially comply with the requirements of the Dissenters' Rights Law or (b) against either the Company or a dissenting stockholder in favor or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by the Dissenters' Rights Law.

     If the court finds that the services of counsel for any dissenting stockholder were of substantial benefit to other dissenting stockholders similarly situated, and that the fees for those services should be assessed against the Company, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenting stockholders who were benefited.


VOTE REQUIRED

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock is present, is required for approval of this proposal.

BOARD RECOMMENDATION

     A vote "FOR" the proposal to transfer substantially all of the assets of the Company to newly-formed limited partnership will constitute approval of the formation of the Operating Partnership and the transfer of substantially all of the assets of the Company to the Operating Partnership.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE TRANSFER OF SUBSTANTIALLY ALL THE ASSETS TO THE OPERATING PARTNERSHIP.

                           3. ELECTION OF DIRECTORS


     If the proposal to reincorporate in Maryland is approved, the number of Directors of the Company will be five and the Board of Directors will be divided into three classes serving staggered three-year terms of office. In such case, it is proposed to elect all of the nominees set forth below as follows: (i) one Class I Director at this Meeting to hold office for a one-year term until the 1999 Annual Meeting of Stockholders and every three years thereafter; (ii) two Class II Directors at this Meeting to hold office for a two-year term until the 2000 Annual Meeting of Stockholders and every three years thereafter; and (iii) two Class III Directors at this Meeting to hold office for a three-year term until the 2001 Annual Meeting of Stockholders and every three years thereafter; and in each case, until their successors are duly elected and qualify. If the proposal to reincorporate in Maryland is not approved, the number of Directors of the Company will be five and the following nominees for directors will be elected for one year terms, until the 1999 Annual Meeting of Stockholders and until their successors are duly elected and qualify: Messrs. Ullman, der Kinderen, Miller and Wurm and Ms. Walker. It is intended that the accompanying form of Proxy will be voted for the nominees set forth herein, all of whom except Ms. Walker and Mr. Wurm are currently Directors of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person or persons for any of the nominees, shares will be voted for such other person or persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a Director.



                             NOMINEES FOR ELECTION





                                                                                          TERM OF
                                                        PRINCIPAL                         OFFICE     SERVED AS A
                                                     OCCUPATION AND                        WILL       DIRECTOR
NAME                       AGE                       POSITIONS HELD                       EXPIRE        SINCE
-----------------------   -----   ----------------------------------------------------   --------   ------------
Leo S. Ullman              58     Mr. Ullman is Chairman of the Board and Presi-           2001         1998
                                  dent of the Company and has been President of
                                  SKR Management Corp. from 1994 through the
                                  current date; Chairman of Brentway Management
                                  LLC from 1994 through the current date; President
                                  of Cedar Bay Realty Advisors, Inc. since its forma-
                                  tion in January 1998. Mr. Ullman has also been the
                                  President and sole director of Selbridge Corp. and
                                  Buttzville Corp. (the two partners of Cedar Bay)
                                  from 1994 through the current date. From 1992
                                  through 1995, Mr. Ullman was President of API
                                  Management Services Corp. and API Asset Man-
                                  agement, Inc. Mr. Ullman has been involved in
                                  real estate property and asset management for
                                  approximately twenty years and has been practic-
                                  ing law for more than thirty years. Since 1993, Mr.
                                  Ullman has served as "of counsel" to the New
                                  York office of the law firm Schnader Harrison
                                  Segal & Lewis, LLP.
J.A.M.H. der Kinderen      57     From 1984 through 1994, Mr. der Kinderen was             2000         1998
                                  Director of Investments of Rabobank Pension
                                  Fund, and has been or is Chairman of the Board of
                                  the following entities: Noro America Real Estate
                                  B.V. (1995-present); Noro Amerika Vast Goed
                                  B.V. (1985-present); Mass Mutual Pierson
                                  (M.M.P.) (1988-1997); Rodin Properties - Shore
                                  Mall, N.V. (1990-1995); and, from 1996 to the
                                  present, a director of Warner Building Corporation.

                                                                                          TERM OF
                                                        PRINCIPAL                          OFFICE    SERVED AS A
                                                      OCCUPATION AND                        WILL       DIRECTOR
NAME                      AGE                         POSITIONS HELD                       EXPIRE        SINCE
-----------------------   -----   -----------------------------------------------------   --------   ------------
Everett B. Miller III      50     Mr. Miller is currently the Senior Vice President         2000         1998
                                  and Chief Executive Officer of Endowment Realty
                                  Investors, Inc., a regulated investment advisor.
                                  Prior to that, starting in March 1997, Mr. Miller
                                  was the Senior Vice President and Chief Executive
                                  Officer of two finite REITs, Endowment Realty
                                  Investors and Endowment Realty Investors II.
                                  From January 1995 through March 1997, Mr.
                                  Miller was the Principal Investment Officer for
                                  Real Estate and Alternative Investment at the
                                  Office of the Treasurer of the State of Connecticut.
                                  Prior to that, Mr. Miller was employed for twenty
                                  years at Travelers Realty Investment Co., at which
                                  his last position was Senior Vice President.
Brenda J. Walker           45     Ms. Walker is Vice President and Treasurer of the         2001           --
                                  Company and has been Vice President of SKR
                                  Management Corp. from 1994 through the current
                                  date; Vice President of Brentway Management
                                  LLC from 1994 through the current date; Vice
                                  President of API Management Services Corp. and
                                  API Asset Management, Inc. from 1992 through
                                  1995. Ms. Walker has been involved in real estate
                                  property and asset management for approximately
                                  twenty years.
Jean-Bernard Wurm          48     Mr. Wurm has been a director B.V. Capital Mar-            1999           --
                                  kets Inc. since January 1, 1993. Mr. Wurm began
                                  his career with J.P. Morgan in Paris in the Interna-
                                  tional Money Management group and in Frankfurt
                                  as a corporate lending officer before moving to the
                                  U.S. in 1979. In 1986, Mr. Wurm started advising
                                  European investors in the U.S. real estate market.
                                  From 1989 to 1992, Mr. Wurm was the President
                                  of U.S. Land which provided European lenders
                                  with expertise and support in the workout or dis-
                                  position of their U.S. real estate assets. Mr. Wurm
                                  has been a member of the finance committee of the
                                  GMHC since 1986 and has also been Treasurer of
                                  the Sciences-Po Alumni Association for the last
                                  two years and a member of the Board since 1988.

The Board of Directors and Committees of the Board


     The powers of the Company are exercised by, or under authority of, and its business and affairs are managed under the direction of, the Board of Directors. Under the Iowa Articles, a majority of the Board of Directors and any committee thereof must be "Independent Directors" who are not affiliated, directly or indirectly, with an advisor to the Company and do not perform services for the Company except as a Director. The Independent Directors are required by the Iowa Articles to review investment policies, supervise the performance of the "Advisor," determine that compensation to the Advisor is reasonable, and determine that total fees and expenses of the Company are reasonable, among other responsibilities. The Advisor is the entity responsible for performing the day-to-day business affairs of the Company.

     In carrying out its responsibilities, the Board of Directors anticipates establishing an Audit Committee. It is anticipated that the principal functions of the Audit Committee will include recommending to the Board of Directors the selection of the independent auditors; consulting with the independent auditors with respect to matters of interest to the Committee; approving the type, scope and costs of services to be performed by the independent auditors; and reviewing the work of those persons responsible for the Company's day-to-day compliance with accounting principles, financial disclosure, income tax laws, internal controls and recordkeeping requirements. The Board of Directors does not have standing nominating or compensation committees. Special committees of the Board may be appointed from time to time to consider and address specific matters of interest to the Board. During 1997 the Board of Directors held seven meetings and the Audit Committee held one meeting. Each Director attended at least 75% of the combined number of meetings of the Board of Directors and of the committees on which he served.


Compensation of Directors and Executive Officers


     The officers and Directors of the Company who are also affiliated with Cedar Bay do not receive any remuneration for their services to the Company other than reimbursement of travel and other expenses incurred in connection with their duties. During 1997, with the exception of Mr. Falconio, the former Chairman of the Board and a former Director of the Company, each Director received an annual fee of $5,000 plus $750 for each Board meeting attended. Mr. Falconio waived all fees for his services as a Director.


CERTAIN AGREEMENTS AND BUSINESS RELATIONSHIPS


     The Company has no employees and has contracted with Cedar Bay Realty Advisors, Inc. ("Cedar Bay Realty") to provide the Company with administrative, advisory, acquisition, divestiture, property management, leasing and stockholder services. A description of the agreements between Cedar Bay Realty and certain of its affiliates and the Company follows. The description of the agreements is qualified in its entirety by reference to the terms and provisions of such agreements. Cedar Bay is a New York general partnership. Point Associates, a Pennsylvania limited partnership, and Triangle Center Associates, L.P., a Pennsylvania limited partnership ("Triangle Center"), are the sole partners of Cedar Bay. The general partner of Point Associates is Selbridge Corp., a Delaware corporation. The general partner of Triangle Center is Buttzville Corp., a Delaware corporation. Leo S. Ullman is the sole limited partner of each of Point Associates and Triangle Center and is an executive officer and a Director of each of Selbridge Corp. and Buttzville Corp.


     Cedar Bay Realty, a New York corporation, is wholly-owned by Mr. Ullman. Mr. Ullman is president and a Director of, and Brenda J. Walker is vice president of, Cedar Bay Realty.


     Brentway Management LLC, a New York limited liability company ("Brentway"), is owned by Mr. Ullman and Ms. Walker. Mr. Ullman is Chairman and Ms. Walker is President of Brentway.


Administrative and Advisory Services


     Cedar Bay Realty provides administrative, advisory, acquisition and divestiture services to the Company pursuant to an Administrative and Advisory Agreement (the "Advisory Agreement"). The term of the Advisory Agreement is for one (1) year and is automatically renewed annually for an additional year subject to the right of either party to cancel the Advisory Agreement upon 60 days written notice.


     Under the Advisory Agreement, Cedar Bay Realty is obligated to: (a) provide office space and equipment, personnel and general office services necessary to conduct the day-to-day operations of the Company; (b) select and conduct relations with accountants, attorneys, brokers, banks and other lenders, and such other parties as may be considered necessary in connection with the Company's business and investment activities, including, but not limited to, obtaining services required in the acquisition, management and disposition of investments, collection and disbursement of funds, payment of debts and fulfillment of obligations of the Company, and prosecuting, handling and settling any claims of the Company; (c) provide property acquisition and disposition services, research, economic and statistical data, and investment and financial advice to the Company; and (d) maintain appropriate legal, financial, tax, accounting and general business records of activities of the Company and render appropriate periodic reports to the directors and stockholders of the Company and to regulatory agencies, including the Internal Revenue Service, the Securities and Exchange Commission, and similar state agencies.

     Cedar Bay Realty receives fees for its administrative and advisory services as follows: (a) a monthly administrative and advisory fee equal to 1/12 of 3/4 of 1% of the estimated current value of real estate assets of the Company, plus 1/12 of 1/4 of 1% of the estimated current value of all other assets of the Company; (b) an acquisition fee equal to 5% of the gross purchase price (before expenses and without deducting indebtedness assumed) of any real property acquired during the term of the Advisory Agreement; provided that the total of all such acquisition fees plus acquisition expenses in connection with the purchase of any real property shall be reasonable and shall not exceed 6% of the amount paid or allocated to the purchase, development, construction or improvement of a property, exclusive of acquisition fees and acquisition expenses; and (c) a disposition fee equal to 3% of the gross sales price (before expenses but without deducting any indebtedness against the property) of any real property disposed of during the term of the Advisory Agreement; provided that no disposition fee shall be paid unless and until the stockholders have received certain distributions from the Company. In addition, Cedar Bay Realty may receive one-half of the brokerage commission on such a disposition but only up to 3% of the price actually paid for the property, subject to certain limitations. Furthermore, if the Advisory Agreement is terminated prior to the liquidation of the Company, Cedar Bay Realty will be entitled to payment of disposition fees based on the ratio of the number of years the Advisory Agreement was operative to the number of years from the date the Advisory Agreement was entered into that such fee became payable. The Company paid its former advisor approximately $101,000 in administrative fees for 1997. No incentive, acquisition or disposition fees were paid in 1997.


Management Services

     Brentway provides property management and leasing services to the Company pursuant to a Management Agreement. The term of the Management Agreement is for one (1) year and is automatically renewed annually for an additional year subject to the right of either party to cancel the Management Agreement upon 60 days written notice. Under the Management Agreement, Brentway is obligated to provide property management services, which include leasing and collection of rent, maintenance of books and records, establishment of bank accounts and payment of expenses, maintenance and operation of property, reporting and accounting to the Company regarding property operations, and maintenance of insurance. All of the duties of Brentway are to be fulfilled at the Company's expense; provided, however, the Company is not required to reimburse Brentway for personnel expenses other than for on-site personnel at the properties managed. Brentway receives fees for its property management services as follows: a monthly management fee equal to 5% of the gross income from properties managed and leasing fees of up to 6% of the rent to be paid during the term of the lease procured. The Company paid the former manager approximately $119,000 in management fees and approximately $39,000 in leasing fees for 1997. In 1997, the former manager subcontracted with various local management companies for site management and leasing services.


Financial Advisory Agreement

     The Board of Directors has entered into a Financial Advisory Agreement (the "BVC Agreement") with B.V. Capital Markets Inc. ("BVC") pursuant to which BVC has agreed to perform the following services as financial advisor to the
Company: (a) advise on acquisition financing and/or a line of credit for future acquisitions; (b) advise on acquisitions of United States real property interests and the consideration to be paid therefor; (c) advise on private placements of the shares of the Company; (d) assist the Board of Directors in developing suitable investment parameters for the Company; (e) develop and maintain contacts on behalf of the Company with institutions with substantial interests in real estate and capital markets; (f) advise the Board with respect to additional private or public offerings of equity securities of the Company;
(g) review certain financial policy matters with consultants, accountants, lenders, attorneys and other agents of the Company; and (h) prepare periodic reports of its performance of the foregoing services. As compensation for the foregoing services, the Company is required to pay BVC, (i) .25% of the Company's net asset value, less any indebtedness affecting such net value, but in any event, not less than $100,000 per year; (ii) a one-time payment of 1.5% of 90% of the agreed value of properties contributed to the Company or its affiliates by persons introduced to the Company by BVC; and (c) upon the Company becoming self-administered, a one-time payment equal to five times the annual fee income attributable to fee receipts from clients or contacts of BVC that have contributed property to the Company. The term of the BVC Agreement is for a period of one (1) year and is automatically renewed annually for an additional year subject to the right of either party to cancel at the end of any year upon 60 days written notice. Under the BVC Agreement, Cedar Bay Company has agreed to cause its shares to be voted in favor of the election of Jean-Bernard Wurm as a Director of the Company.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following line graph sets forth for the period January 1, 1993 through December 31, 1997, a comparison of the percentage change in the cumulative total stockholder return on the Company's Common Stock compared to the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P"); and the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts ("NAREIT"), the NAREIT Equity REIT Total Return Index.

     The graph assumes that the shares of the Company's Common Stock were bought at the price of $100 per share and that the value of the investment in each of the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends.

     The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                            Cedar Income Fund, Ltd.

                            Total Return Performance



                                                                   Period Ending
                                   -------------------------------------------------------------------------
Index                              12/31/92     12/31/93     12/31/94     12/31/95     12/31/96     12/31/97
---------------------------------  --------     --------     --------     --------     --------     --------
Cedar Income Fund, Ltd. .........   100.00       136.80       124.82       146.33       171.68       283.75
S&P 500 .........................   100.00       110.08       111.53       153.44       188.52       251.44
NAREIT All Equity REIT Index        100.00       119.66       123.18       141.82       192.48       231.47

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of May 29, 1998, to the knowledge of the Company, the following is a schedule of all persons who beneficially owned more than 5% of the outstanding Common Stock of the Company:



                               Number of Shares
Name and Address              Beneficially Owned     Percentage of Stock
--------------------------   --------------------   --------------------
Cedar Bay Company            1,893,038.335          84.3%
c/o SKR Management Corp.
44 South Bayles Avenue
Port Washington, NY 11050

     The following table sets forth information concerning the security ownership of directors, nominees for directors and executive officers as of May 29, 1998.



                                                           Number of Shares
Name                                                      Beneficially Owned     Percentage of Stock
------------------------------------------------------   --------------------   --------------------
Leo S. Ullman                                                     0                      --
J.A.M.H. der Kinderen                                             0                      --
Everett B. Miller III                                             0                      --
Brenda J. Walker                                                  0                      --
Jean-Bernard Wurm                                                 0                      --
Directors, Nominees and Executive Officers as a group
 (7 persons)                                                      0                      --

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Company believes that during 1997 all of its officers, directors and holders of more than 10% of its Common Stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934. In making this disclosure, the Company has relied solely on written representations of its directors, officers and more than 10% holders and on copies of reports that have been filed with the Securities and Exchange Commission.


                    4. APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998. A representative of Ernst & Young LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions. Ernst & Young LLP acted as the Company's auditors in 1997.


THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS.


                         5. THE 1998 STOCK OPTION PLAN

     If the proposal to reincorporate in Maryland is approved, it is proposed to adopt the 1998 Stock Option Plan (the "Plan"). On May 12, 1998, the Board of Directors of the Company adopted the Plan, subject to approval by the stockholders of the Company of the reincorporation in Maryland and the Plan. Incentive stock options, intended to qualify under Section 422 of the Code, and nonqualified stock options may be granted under the Plan. The following is a summary of the material provisions of the Plan.

     In the event that the proposal to reincorporate in Maryland is not adopted, the Plan will not be adopted.


PURPOSE

     The purpose of the Plan is to advance the interests of the Company by encouraging and enabling the acquisition of a larger personal proprietary interest in the Company by directors, key employees, consultants and independent contractors who are employed by, or perform services for, the Company and its subsidiaries and upon whose judgment and keen interest the Company is largely dependent for the successful conduct of its operations. It is also expected that the opportunity to acquire such a proprietary interest will enable the Company and its subsidiaries to attract and retain desirable personnel, directors and other service providers.


ADMINISTRATION

     The Plan is administered by a Committee (the "Committee") of the Board of Directors, which must consist of two or more directors of the Company, each of whom must be a "Non-Employee Director" within the meaning of Rule 16b-3 under the 1934 Act and an "outside director" within the meaning of Section 162(m) of the Code. The Committee may grant options to key employees, directors, consultants and independent contractors to the Company. The term of each option may not exceed ten years from the date of grant. The exercise price of an option shall be determined by the Committee, but in the case of an incentive stock option (as described below), the per share exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The options generally vest at a rate determined by the Committee at the time of grant.

     Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and options are final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and options effective, or provide for their administration, and may take such other action with regard to the Plan and options as it deems desirable to effectuate their purpose.


MAJOR PROVISIONS OF THE PLAN

     TYPES OF OPTIONS TO BE GRANTED. Under the Plan, the Committee may grant either an "incentive stock option" within the meaning of Section 422 of the Code or options which do not satisfy Section 422 of the Code ("non-qualified stock options"). Options with respect to which no designation is made by the Committee are deemed to be incentive stock options to the extent they meet the requirements for incentive stock options. No option which is intended to qualify as an incentive stock option may be granted under the Plan to any individual who, at the time of such grant, is not an employee of the Company.

     ELIGIBILITY. The potential recipients of options under the Plan are directors of the Company, key employees of the Company, and consultants and independent contractors used by the Company (collectively, the "Eligible Participants") each individually as determined by the Compensation Committee in its sole discretion. At May 12, 1998, approximately 7 persons were eligible to participate in the Plan. No option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the option is granted, owns shares possessing more than ten percent of the total combined voting power or value of all classes of stock of the Company, unless the exercise price under such option is at least 110% of the fair market value of a share of Common Stock on the date such option is granted and the duration of such option is no more than five years.

     SHARES OF COMMON STOCK SUBJECT TO THE PLAN. The Board of Directors proposes for stockholder approval that the Plan provide that the number of shares of Common Stock that may be the subject of options may not exceed 500,000 in the aggregate, which Common Stock may be held in treasury or authorized but unissued. The maximum number of shares which may be the subject of options granted to any individual during any calendar year shall not exceed 100,000 shares. If any option shall expire, be canceled or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto may again be made subject to options under the Plan; however, any option granted to a "covered employee" as defined under Section 162(m) of the Code which is canceled or repriced shall continue to be counted against the maximum number of shares subject to options granted to such employee, in accordance with Section 162(m) of the Code.

     GRANT OF OPTIONS. The Committee, in its sole discretion (subject to the Plan) determines the number of shares of Common Stock subject to each option granted to any eligible participant under the Plan. The terms of the Plan do not prohibit the issuance of options at different times to the same person.

     OPTION EXERCISE PRICE AND DURATION. The Committee fixes the price per share of the Common Stock to be purchased pursuant to the exercise of any option; however, the per share exercise price under an incentive stock option may not be less than the Fair Market Value (as defined in the Plan) of a share of Common Stock on the day on which the option is granted. The Committee fixes the duration of an option up to a maximum of ten years from the date of grant.

     CONSIDERATION FOR OPTIONS. The Company must obtain such consideration for the grant of an option as the Committee in its discretion may request.

     EXERCISE OF OPTIONS. An option, once granted, will be exercisable by the holder (or if deceased, by his estate) at such rate and times as may be fixed by the Committee. Options become exercisable in full (but in no event until stockholder approval of the Plan) upon (i) the holder's retirement on or after his 65th birthday, (ii) the disability or death of the holder (subject to the provisions on termination of employment), or (iii) under special circumstances which in the opinion of the Committee warrant special consideration. Options may not be transferred nor assigned by the holder except that the Committee may authorize a transfer of a non-qualified option to certain family members or trusts or to other entities as may be permitted by the Committee, subject to such terms and conditions as are approved by the Committee.

     TERMINATION OF OPTIONS. Options terminate at the end of the tenth business day following the holder's cessation of service as an employee, director, consultant or independent contractor. This period is extended to three months in the case of the holder's retirement on or after attaining age 65 or disability, and to six months in the case of the holder's death (in which case the option is exercisable by the holder's estate). If the employment or service of an option holder is terminated due to a violation of his duties, the option terminates immediately. In no event may any option be exercised after the expiration of the term of the option.

     PAYMENT FOR AND ISSUANCE OF SHARES. Payment for the shares purchased pursuant to the exercise of an option shall be made in full at the time of the exercise of the option, in cash, by check, by delivery of previously-owned shares of Common Stock (beneficially owned for at least six months and valued at their Fair Market Value as of the date of the exercise), or by such other methods as the Committee may permit from time to time. The Plan contains standard provisions to assure that any exercise of an option or the issuance of shares pursuant thereto will not violate applicable securities and income tax withholding laws.

     ADJUSTMENT OF SHARES. The Plan contains usual anti-dilution provisions in the event of certain corporate transactions.

     AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan and any options not theretofore granted. With respect to any outstanding option, the Board of Directors or the Committee, with the consent of the affected holder of an option, may at any time withdraw or from time to time amend the Plan and the terms and conditions of any outstanding option. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of shares of Common Stock issuable under options, increase the number of options which may be granted to any individual during a calendar year, or change the class of persons to whom options may be granted, shall be subject to the approval of the stockholders of the Company. No option shall be granted under the Plan after May 11, 2008.


FEDERAL INCOME TAX CONSIDERATIONS

     INCENTIVE STOCK OPTIONS. An employee will not recognize income upon the grant or exercise of an incentive stock option. If an employee disposes of the shares acquired upon exercise of an incentive stock option at least two years after the date the option was granted and at least one year after the date the shares are transferred to him upon the exercise of an option, the employee will realize long-term capital gain in an amount equal to the excess, if any, of his selling price for the shares over the exercise price. In such case, the Company will not be entitled to any tax deduction. If an employee disposes of the shares acquired upon the exercise of an incentive stock option prior to the expiration of two years from the date the option was granted, or one year from the date the shares are transferred to him, any gain realized will be taxable at such time as follows: (1) as ordinary income to the extent of the difference between the option exercise price and the lesser of (a) the fair market value of the shares on the date the shares were transferred to him or (b) the amount realized on such disposition, and (2) as capital gain to the extent of any excess, which gain shall be treated as short-term or long-term capital gain depending upon the employee's holding period. In such case, the Company may claim an income tax deduction for the amount taxable to the employee as ordinary income. The difference between the fair market value of the shares at the time the incentive stock option is exercised and the exercise price will constitute an item of adjustment, for purposes of determining alternative minimum taxable income, and may under certain circumstances be subject, in the year in which the option is exercised, to the alternative minimum tax.

     If an individual uses shares of Common Stock of the Company that he owns to pay, in whole or in part, the exercise price under an incentive stock option, (a) the individual's holding period for the newly-issued shares equal in number to the surrendered shares (the "exchanged shares") shall include the period during which the surrendered shares were held, (b) the employee's basis in such exchanged shares will be the same as his basis in the surrendered shares, and (c) no gain or loss will be recognized by the employee on the exchange of the surrendered shares for the exchanged shares. Further, the employee will have a zero basis in any additional shares received over and above the exchanged shares. However, if an employee tenders shares acquired pursuant to the exercise of an incentive stock option to pay all or part of the exercise price under an incentive stock option, such tender will constitute a disposition of such shares for purposes of the one-year (or two-year) holding period requirement applicable to incentive stock options and such tender will be treated as a taxable exchange if such holding period has not been met.


     NON-QUALIFIED STOCK OPTIONS. A holder will not recognize any income at the time a non-qualified stock option is granted. If the holder is not a Director, officer, or principal stockholder (i.e., an owner of more than ten percent of the Common Stock of the Company), he will recognize ordinary income at the time he exercises a non-qualified stock option in a total amount equal to: (1) in the case of options which the holder exercises with cash, the excess of the then fair market value of the shares acquired over the exercise price and (2) in the case of options which a holder exercises by tendering previously owned shares, the then fair market value of the number of shares issued in excess of the fair market value of the number of shares surrendered upon such exercise.
Section 83 of the Code generally provides that if a Director, officer, or principal stockholder receives shares pursuant to the exercise of a non-qualified stock option, he is not required to recognize income until the date on which he can sell such shares at a profit without being subject to liability under Section 16(b) of the 1934 Act. In general, pursuant to regulations under Section 16(b) of the 1934 Act the restriction on selling such shares at a profit will be considered to have lapsed six months after the later of the original grant date of the option or the option holder's intervening purchase of shares or other equity securities of the Company in a transaction that is subject to the short-swing profit recovery provisions of Section 16(b) of the 1934 Act. Alternatively, a Director, officer or principal stockholder who would not otherwise be subject to tax on the value of his shares as of the date they were acquired can file a written election, within 30 days after the shares are transferred to him, pursuant to Section 83(b) of the Code, to be taxed as of the date of transfer. In either case, the Director, officer, or principal stockholder would realize income equal to the amount by which the fair market value, at the time the income is recognized, of the shares acquired pursuant to the exercise of such option exceeds the price paid for such shares.



     All income realized upon the exercise of any non-qualified stock option will be taxed as ordinary income. The Company may claim an income tax deduction (if applicable tax withholding rules are satisfied) for the amount taxable to a holder in the same year as those amounts are taxable to a holder. Shares issued upon the exercise of a non-qualified stock option are generally eligible for capital gain or loss treatment upon any subsequent disposition. Generally, a holder's holding period will commence from the date such shares are issued to him, and his basis in such shares will equal their fair market value as of that date, but the holding period of a Director, officer, or principal stockholder begins on the date he recognizes income with respect to such shares, and his basis in the shares will be equal to the greater of the then fair market value of the shares or the amount paid for such shares. If an individual uses shares of Common Stock that he owns to exercise a non-qualified stock option, (a) the individual's holding period for the newly-issued shares equal in number to the surrendered shares (the "exchanged shares") shall include the period during which the surrendered shares were held, (b) the holder's basis in such exchanged shares will be the same as his basis in the surrendered shares, and
(c) no gain or loss will be recognized by the holder on the exchange of the surrendered shares for the exchanged shares.


     SECTION 280G OF THE CODE. In addition to the Federal income tax consequences discussed above, Section 280G of the Code provides that if an officer, stockholder or highly compensated individual receives a payment which is in the nature of compensation and which is contingent upon a change in control of the employer, and such payment equals or exceeds three times his Base Salary (as hereinafter defined), then any amount received in excess of Base Salary shall be considered an "excess parachute payment." An individual's Base Salary is equal to his average annual compensation over the five-year period (or period of employment, if shorter) ending with the close of the individual's taxable year immediately preceding the taxable year in which the change in control occurs. In addition to any income tax which would otherwise be owed on such payment, the individual will be subject to an excise tax equal to 20% of such excess payment (and the Company will not be allowed any deduction which might otherwise have been allowed for such excess payment). If the taxpayer establishes, by clear and convincing evidence, that the amount received is reasonable compensation for past or future services, all or a portion of such amount shall be deemed not to be an excess parachute payment.


     Section 280G provides that payments made pursuant to a contract entered into within one year of the change in control are presumed to be parachute payments unless the individual establishes, by clear and convincing evidence, that such contract was not entered into in contemplation of a change in control. In addition, the General Explanation of the Tax Reform Act of 1984 prepared by the Staff of the Joint Committee on Taxation indicates that the grant of an option within one year of the change in control or the acceleration of an option because of a change in control may be considered a parachute payment, in an amount equal to the value of the option or the value of the accelerated portion of the option, as the case may be. Pursuant to proposed regulations, the acceleration of a non-qualified stock option because of a change in control will be considered a parachute payment. Even if the grant of an option, if any, within one year of the change in control or the acceleration of an option, if any, is not a parachute payment for purposes of Section 280G, the exercise of an option granted within one year of the change in control or the exercise of the accelerated portion of an option may result in a parachute payment, in an amount equal to the excess of the fair market value of the shares received upon exercise of the option over the exercise price. Payments received for the cancellation of an option, if any, because of a change in control may also result in parachute payments.


     SECTION 162(m) OF THE CODE. Section 162(m) of the Code generally limits the Company's tax deduction with respect to certain compensation paid to its Chief Executive Officer and the four other most highly compensated executive officers to $1 million per year, per officer. Income pursuant to options under the Plan may be treated as compensation that is subject to the $1 million limitation on the Company's tax deduction under Section 162(m) of the Code. However, income pursuant to options under the Plan with an exercise price that is equal to the fair market value of the stock on the date of grant is intended to qualify as "performance-based" compensation that is not subject to the deduction limitation under Section 162(m) of the Code.


OPTIONS GRANTED


     No options have been granted under the Plan. On May 29, 1998, the closing price for a share of Common Stock of the Company was $5 3/8.


VOTE REQUIRED


     The affirmative vote of a majority of the votes cast on the proposal to approve the Plan is required for approval of the Plan.


BOARD RECOMMENDATION


     The foregoing summarizes all material Federal income tax consequences; however, reference is made to the applicable provisions of the Code. Each participant may wish to discuss specific questions with his own tax adviser or attorney. In addition, there may be tax considerations under state and local laws applicable to participants.


THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.


                               6. OTHER MATTERS


STOCKHOLDER PROPOSALS


     Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company on or prior to February 5, 1999 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy to be used in connection with such meeting.

OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.


INCORPORATION BY REFERENCE

     The information in the sections "Financial Highlights" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes thereto included in the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 (a copy of which accompanies this Proxy Statement) are incorporated herein by reference.

                                        Leo S. Ullman
                                        Chairman of the Board and
                                        President

Dated: June 5, 1998

                            CEDAR INCOME FUND, LTD.
              1998 Annual Meeting of Stockholders - June 25, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of CEDAR INCOME FUND, LTD., an Iowa corporation
(the "Company"), hereby appoints Leo S. Ullman and Brenda J. Walker and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 4:00 p.m. on June 25, 1998, and at any adjournment or adjournments thereof (the "Meeting"), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE REINCORPORATION MERGER, FOR THE TRANSFER OF THE ASSETS TO A NEWLY-FORMED LIMITED PARTNERSHIP, FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998, FOR THE ADOPTION OF THE 1998 STOCK OPTION PLAN AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.


|------------------------------------------------------------------------------|
| PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED |
| ENVELOPE.                                                                    |
|------------------------------------------------------------------------------|

|------------------------------------------------------------------------------|
|Please sign exactly as your name appears on this proxy card. When signing as  |
|attorney, executor, trustee or guardian, please give your full title.         |
|------------------------------------------------------------------------------|


HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

_____________________________________      _____________________________________

_____________________________________      _____________________________________

_____________________________________      _____________________________________

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE




--------------------------------------------------------------------------------
                            CEDAR INCOME FUND, LTD.
--------------------------------------------------------------------------------


Mark box at right if you plan to attend the Annual Meeting                   [ ]
of Stockholders.

Mark box at right if no address change or comment has been                   [ ]
noted on the reverse side of this card.


RECORD DATE SHARES:








                                                   |----------------------------
  Please be sure to sign and date this Proxy.      |Date
|--------------------------------------------------|----------------------------
|                                                                              |
|                                                                              |
|-Stockholder sign here-----------------------------Co-owner sign here---------|


DETACH CARD



                                                         For   Against  Abstain

1. To change the state of incorporation by means of a    [ ]     [ ]      [ ]
   merger of the Company with and into a wholly-owned
   Maryland subsidiary.


                                                         For   Against  Abstain

2. To transfer substantially all of the assets of the    [ ]     [ ]      [ ]
   Company to a newly-formed limited partnership.


3. To elect 5 nominees for directors:               For All             For All
   Nominees:                                        Nominees  Withhold  Except

  Leo S. Ullman             Brenda J. Walker          [ ]       [ ]      [ ]
  J.A.M.H. der Kinderen     Jean-Bernard Wurm
  Everett B. Miller III



  INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through that nominee's name in the list provided above.

                                                        For   Against  Abstain

4. To ratify the appointment of Ernst & Young LLP as    [ ]     [ ]      [ ]
   independent auditors for the fiscal year ending
   December 31, 1998.


                                                        For   Against  Abstain

5. To adopt the 1998 Stock Option Plan.                 [ ]     [ ]      [ ]

6. With discretionary authority upon such other matters as may properly come before the Meeting.


                                                                     DETACH CARD

                  Appendix A -- Iowa Business Corporation Act


                                 DIVISION XIII
                              DISSENTERS' RIGHTS
                                    PART A

     490.1301 DEFINITIONS FOR DIVISION XIII.--In this division:

     1. "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

     2. "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     3. "Dissenter" means a shareholder who is entitled to dissent from corporation action under section 490.1302 and who exercises that right when and in the manner required by sections 490.1320 through 490.1328.

     4. "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     5. "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     6. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     7. "Shareholder" means the record shareholder or the beneficial shareholder.

     490.1302 SHAREHOLDERS' RIGHT TO DISSENT.--1. A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

       a. Consummation of a plan of merger to which the corporation is a party if either of the following apply:

          (1) Shareholder approval is required for the merger by section
        490.1103 or the articles of incorporation and the shareholder is entitled to vote on the merger.

          (2) The corporation is a subsidiary that is merged with its parent under section 490.1104.

       b. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

       c. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

       d. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it does any or all of the following:

          (1) Alters or abolishes a preferential right of the shares.

          (2) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

          (3) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

          (4) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

          (5) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 490.604.

          (6) Extends, for the first time after being governed by this chapter, the period of duration of a corporation organized under chapter 491 or 496A and existing for a period of years on the day preceding the date the corporation is first governed by this chapter.

       e. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     2. A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter is not entitled to challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     490.1303 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--1. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in that shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

     2. A beneficial shareholder may assert dissenters' right as to shares held on the shareholder's behalf only if the shareholder does both of the following:


       a. Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights.

       b. Does so with respect to all shares of which the shareholder is the beneficial shareholder or over which that beneficial shareholder has power to direct the vote.


                                    PART B


     490.1320 NOTICE OF DISSENTERS' RIGHTS.-- 1. If proposed corporate action creating dissenters' rights under section 490.1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this part and be accompanied by a copy of this part.

     2. If corporate action creating dissenters' rights under section 490.1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 490.1322.

     490.1321 NOTICE OF INTENT TO DEMAND PAYMENT.--1. If proposed corporate action creating dissenters' rights under section 490.1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must do all of the following:

       a. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated.

       b. Not vote the dissenting shareholder's shares in favor of the proposed action.

     2. A shareholder who does not satisfy the requirements of subsection 1 is not entitled to payment for the shareholder's shares under this part.

     490.1322 DISSENTERS' NOTICE.--1. If proposed corporate action creating dissenters' rights under section 490.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 490.1321.

     2. The dissenters' notice must be sent no later than ten days after the proposed corporate action is authorized at a shareholders' meeting, or, if the corporate action is taken without a vote of the shareholders, no later than ten days after the corporate action is taken, and must do all of the following:

       a. State where the payment demand must be sent and where and when certificates for certificated shares must be deposited.

       b. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

       c. Supply a form for a demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date.

       d. Set a date by which the corporation must receive the payment demand, which date shall not be fewer than thirty nor more than sixty days after the date the dissenters' notice is delivered.

       e. Be accompanied by a copy of this division.

     490.1323 DUTY TO DEMAND PAYMENT.--1. A shareholder sent a dissenter's notice described in section 490.1322 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice pursuant to section 490.1322, subsection 2, paragraph "c", and deposit the shareholder's certificate in accordance with the terms of the notice.

     2. The shareholder who demands payment and deposits the shareholder's shares under subsection 1 retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


     3. A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this division.

     490.1324 SHARE RESTRICTIONS.--1. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 490.1326.

     2. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


     490.1325 PAYMENT.--1. Except as provided in section 490.1327, at the time the proposed corporate action is taken, or upon receipt of a payment demand, whichever occurs later, the corporation shall pay each dissenter who complied with section 490.1323 the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

     2. The payment must be accompanied by all of the following:

       a. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any.

       b. A statement of the corporation's estimate of the fair value of the shares.

       c. An explanation of how the interest was calculated.

       d. A statement of the dissenter's right to demand payment under section 490.1328.

       e. A copy of this division.

     490.1326 FAILURE TO TAKE ACTION.--1. If the corporation does not take the proposed action within one hundred eighty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     2. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 490.1322 as if the corporate action was taken without a vote of the shareholders and repeat the payment demand procedure.

     490.1327 AFTER-ACQUIRED SHARES.--1. A corporation may elect to withhold payment required by section 490.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     2. To the extent the corporation elects to withhold payment under subsection 1, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under section 490.1328.

     490.1328 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR
OFFER.--1. A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under section 490.1325, or reject the corporation's offer under section 490.1327 and demand payment of the fair value of the dissenter's shares and interest due, if any of the following apply:

       a. The dissenter believes that the amount paid under section 490.1325 or offered under section 490.1327 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated.

       b. The corporation fails to make payment under section 490.1325 within sixty days after the date set for demanding payment.

       c. The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     2. A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection 1 within thirty days after the corporation made or offered payment for the dissenter's shares.


                                    PART C


     490.1330 COURT ACTION.--1. If a demand for payment under section 490.1328 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     2. The corporation shall commence the proceeding in the district court of the county where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.


     3. The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.


     4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

   5. Each dissenter made a party to the proceeding is entitled to judgment for either of the following:

       a. The amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation.

       b. The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 490.1327.

     490.1331 COURT COSTS AND COUNSEL FEES.--1. The court in appraisal proceeding commenced under section 490.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payments under section 490.1328.

     2. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, for either of the following:

       a. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 490.1320 through 490.1328.

       b. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                  Appendix B -- Agreement and Plan of Merger


                         AGREEMENT AND PLAN OF MERGER
                          OF CEDAR INCOME FUND, LTD.
                           (A MARYLAND CORPORATION)
                                      AND

                            CEDAR INCOME FUND, LTD.
                             (AN IOWA CORPORATION)


     THIS AGREEMENT AND PLAN OF MERGER dated as of June   , 1998 (the
"Agreement") is between Cedar Income Fund, Ltd., a Maryland corporation ("Cedar Income Maryland"), and Cedar Income Fund, Ltd., an Iowa corporation ("Cedar Income Iowa"). Cedar Income Maryland and Cedar Income Iowa are sometimes referred to herein as the "Constituent Corporations."


                                   RECITALS


     A. Cedar Income Iowa is a corporation duly organized and existing under the laws of the State of Iowa and has an authorized capital stock of 5,020,000
shares, all of which are designated "Common Stock." As of May   , 1998,
2,245,411 shares of Common Stock were issued and outstanding.

     B. Cedar Income Maryland is a corporation duly organized and existing under the laws of the State of Maryland and has an authorized capital stock of 55,000,000 shares, 50,000,000 of which are designated "Common Stock," par value $0.01 per share, and 5,000,000 of which are designated "Preferred Stock," par value $0.01 per share. As of the date hereof, 100 shares of Common Stock are issued and outstanding, all of which are held by Cedar Income Iowa. No shares of Preferred Stock are issued and outstanding.

     C. The Board of Directors of Cedar Income Iowa has determined that, for the purpose of effecting the reincorporation of Cedar Income Iowa in the State of Maryland, it is advisable and in the best interests of Cedar Income Iowa and its stockholders that Cedar Income Iowa merge with and into Cedar Income Maryland upon the terms and conditions herein provided.

     D. The respective Boards of Directors of Cedar Income Maryland and Cedar Income Iowa have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and stockholders and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Cedar Income Maryland and Cedar Income Iowa hereby agree, subject to the terms and conditions hereinafter set forth, as follows:


                                   I. MERGER


1.01. MERGER. In accordance with the provisions of this Agreement, the Maryland General Corporation Law and the Iowa Business Corporation Act, Cedar Income Iowa shall be merged with and into Cedar Income Maryland (the "Merger"), the separate existence of Cedar Income Iowa shall cease and Cedar Income Maryland shall survive the Merger and shall continue to be governed by the laws of the State of Maryland. Cedar Income Maryland shall be, and is herein sometimes referred to as, the "Surviving Corporation." The name of the Surviving Corporation shall be Cedar Income Fund, Ltd.

1.02. FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

  (a) This Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Maryland General Corporation Law and the Iowa Business Corporations Act;

  (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

  (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Maryland General Corporation Law shall have been filed with the Secretary of State of the State of Maryland; and


  (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Iowa Business Corporation Act shall have been filed with the Secretary of State of the State of Iowa.

  The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

1.03. EFFECT OF THE MERGER. On the Effective Date of the Merger, the separate existence of Cedar Income Iowa shall cease and Cedar Income Maryland, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall assume, accept, adopt, ratify and confirm, as if taken by the Surviving Corporation, and thereby shall become subject to, all actions previously taken by its and Cedar Income Iowa's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Cedar Income Iowa in the manner more fully set forth in Section 3-114 of the Maryland General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Cedar Income Maryland as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Cedar Income Iowa in the same manner as if Cedar Income Maryland had itself incurred them, all as more fully provided under the applicable provisions of the Maryland General Corporation Law and the Iowa Business Corporation Act.


                 II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS


2.01. ARTICLES OF INCORPORATION. The Articles of Incorporation of Cedar Income Maryland as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.02. BYLAWS. The Bylaws of Cedar Income Maryland as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.03. DIRECTORS AND OFFICERS. The directors and officers of Cedar Income Iowa immediately prior to the Effective Date of the Merger shall become the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, by the Articles of Incorporation of the Surviving Corporation or by the Bylaws of the Surviving Corporation.


                      III. MANNER OF CONVERSION OF STOCK


3.01. CEDAR INCOME IOWA COMMON STOCK. On the Effective Date of the Merger, each share of Cedar Income Iowa Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, automatically become and convert to one (1) fully paid and non-assessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

3.02. CEDAR INCOME MARYLAND COMMON STOCK. On the Effective Date of the Merger, each share of Common Stock, par value $0.01 per share, of Cedar Income Maryland issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Cedar Income Maryland, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

3.03. EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Cedar Income Iowa Common Stock may, at such stockholder's option, surrender the same for cancellation to Boston Equiserve, L.P., as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Cedar Income Iowa Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of Cedar Income Iowa Common Stock were converted in the Merger.


The registered owner on the books and records of the Surviving Corporation of any shares of stock represented by such outstanding certificate theretofore representing shares of Cedar Income Iowa Common Stock shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.


Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Cedar Income Iowa so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.


If any certificate for shares of Cedar Income Maryland stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to Cedar Income Maryland or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Cedar Income Maryland that such tax has been paid or is not payable.


                                  IV. GENERAL


4.01. COVENANTS OF CEDAR INCOME MARYLAND. Cedar Income Maryland covenants and agrees that it will, on or before the Effective Date of the Merger take such other actions as may be required by the Iowa Business Corporation Act.


4.02. FURTHER ASSURANCES. From time to time, as and when required by Cedar Income Maryland or by its successors or assigns, there shall be executed and delivered on behalf of Cedar Income Iowa such deeds and other instruments, and there shall be taken or caused to be taken by Cedar Income Maryland and Cedar Income Iowa such further and other actions as shall be appropriate or necessary in order to vest or perfect in or confirm of record or otherwise by Cedar Income Maryland the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Cedar Income Iowa and otherwise to carry out the purposes of this Agreement, and the officers and directors of Cedar Income Maryland are fully authorized in the name and on behalf of Cedar Income Iowa or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.


4.03. ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Cedar Income Iowa or of Cedar Income Maryland, or of both, notwithstanding the approval of this Agreement by the stockholders of Cedar Income Iowa or by the sole stockholder of Cedar Income Maryland, or by both.


4.04. AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Maryland and Iowa, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

4.05. REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202, and The Corporation Trust, Incorporated is the registered agent of the Surviving Corporation at such address.

4.06. AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 44 South Bayles Avenue, Port Washington, New York 11050, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

4.07. GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Maryland and, so far as applicable, the merger provisions of the Iowa Business Corporation Act.

4.08. COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Cedar Income Fund, Ltd., a Maryland corporation, and Cedar Income Fund, Ltd., an Iowa corporation, is hereby executed on behalf of each of such corporations and attested by their respective officers thereunto duly authorized.


                                              CEDAR INCOME FUND, LTD.
                                              a Maryland corporation


                                            By:-------------------------------
                                              Name: Leo S. Ullman
                                              Title: Chairman and President


ATTEST:


-----------------------------
Name: Stuart Widowski
Title: Secretary



                                              CEDAR INCOME FUND, LTD.
                                              an Iowa corporation


                                            By:-------------------------------
                                              Name: Leo S. Ullman
                                              Title: Chairman and President


ATTEST:


-----------------------------
Name: Stuart Widowski
Title: Secretary

        Appendix C - Articles of Incorporation of the Maryland Company


                           ARTICLES OF INCORPORATION
                                      OF
                            CEDAR INCOME FUND, LTD.

                            ---------------------
     I, THE UNDERSIGNED, JAMES T. CUNNINGHAM, whose post-office address is c/o Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, being at least eighteen years of age, do hereby form a corporation, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations.


                                   ARTICLE I

                                     Name

   The name of the Corporation shall be Cedar Income Fund, Ltd. (the
                                     "Corporation").


                                  ARTICLE II

                 Principal Office, Registered Office and Agent

     The address of the Corporation's principal office in Maryland is c/o The Corporation Trust, Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The address of the Corporation's principal office and registered office in the State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202. The name of its registered agent at that office is The Corporation Trust, Incorporated, a Maryland corporation.


                                  ARTICLE III

                                   Purposes

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Maryland as now or hereafter in force.


                                  ARTICLE IV

                                 Capital Stock

     A. Authorized Shares. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 55 million shares, consisting of 50 million shares of Common Stock with a par value of $.01 per share (the "Common Stock"), amounting in the aggregate to par value of $500,000, and 5 million shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock"), amounting in the aggregate to par value of $50,000.

     B. Common Stock

     1. Dividend Rights. Subject to the preferential dividend rights of the Preferred Stock, if any, as may be determined by the Board of Directors of the Corporation pursuant to paragraph C of this Article IV, Holders (as defined below) shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation. Upon the declaration of dividends hereunder, Holders shall be entitled to share in all such dividends, pro rata, in accordance with the relative number of shares of Common Stock held by each such Holder.

     2. Rights Upon Liquidation. Subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors of the Corporation pursuant to paragraph C of this Article IV, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each Holder shall be entitled to receive, ratably with each other Holder, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of the Common Stock held by such Holder bears to the total number of shares of Common Stock then outstanding.

     3. Voting Rights. Each Holder shall be entitled to vote on all matters (on which a holder of Common Stock shall be entitled to vote), and shall be entitled to one vote for each share of the Common Stock held by such Holder.

     4. Restrictions on Ownership and Transfer to Preserve Tax Benefit.

     (a) Definitions


For the purposes of this Article IV, the following terms shall have the following meanings:

       "Act" shall mean the General Corporation Law of Maryland.

       "Beneficial Ownership" shall mean ownership of Common Stock by a Person who would be treated as an owner of such shares of Common Stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

       "Charitable Trust" shall mean the trust created pursuant to subparagraph B(4)(c)(i) of this Article IV.

       "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

       "Constructive Ownership" shall mean ownership of Common Stock by a Person who would be treated as an owner of such shares of Common Stock either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

       "Date of the Merger" shall mean the latter of the Merger and the redemption of shares of Common Stock held by Cedar Bay Company in exchange for Units.

       "Existing Holder" shall mean (i) Cedar Bay Company and (ii) any Person (other than another Existing Holder) to whom an Existing Holder transfers Beneficial Ownership of Common Stock causing such transferee to Beneficially Own Common Stock in excess of the Ownership Limit.

       "Existing Holder Limit" (i) for any Existing Holder who is an Existing Holder by virtue of clause (i) of the definition thereof, shall mean, initially, the percentage of Common Stock Beneficially Owned by such Person immediately after the Merger, and after any adjustment pursuant to subparagraph B(4)(i) of this Article IV, shall mean such percentage of the outstanding Common Stock as so adjusted; and (ii) for any Existing Holder who becomes an Existing Holder by virtue of clause (ii) of the definition thereof, shall mean, initially, the percentage of the outstanding Common Stock Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, and after any adjustment pursuant to subparagraph B(4)(i) of this Article IV, shall mean such percentage of the outstanding Common Stock as so adjusted; provided, however, that the Existing Holding Limits for all Existing Holders when combined shall not exceed 85% of the Corporation's Common Stock. For purposes of determining the Existing Holder Limit, the amount of Common Stock outstanding at the time of the determination shall be deemed to include the maximum number of shares that Existing Holders may beneficially own with respect to options and rights to convert Units into Common Stock pursuant to Section 8.6 of the Partnership Agreement and shall not include shares that may be Beneficially Owned solely by other persons upon exercise of options or rights to convert into Common Stock. From the Date of the Merger and prior to the Restriction Termination Date, the Secretary of the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limits for each Existing Holder.

       "Holder" shall mean the record holder of shares of Common Stock, or in the case of shares held by a Purported Record Transferee, the Charitable Trust.

       "IRS" shall mean the United States Internal Revenue Service.

       "Market Price" shall mean the last reported sales price reported on the New York Stock Exchange of Common Stock on the trading day immediately preceding the relevant date, or if the Common Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Common Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Stock may be traded, or if the Common Stock is not then traded over any exchange or quotation system, then the market price of the Common Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

       "Merger" shall mean the merger of Cedar Income Fund, Ltd., an Iowa corporation, with and into the Corporation, its wholly-owned subsidiary.

       "Ownership Limit" shall initially mean 3.5% of the outstanding Common Stock of the Corporation, and after any adjustment as set forth in subparagraph B(4)(i) of this Article IV, shall mean such greater percentage.

       "Partner" shall mean any Person owning Units.

       "Partnership" shall mean Cedar Income Fund Partnership, L.P., a Delaware limited partnership.

       "Partnership Agreement" shall mean the Agreement of Limited Partnership of the Partnership, of which the Corporation is the sole general partner, as such agreement may be amended from time to time.

       "Person" shall mean an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) Cedar Bay Company, and
   (ii) an underwriter which participates in a public offering of the Common Stock provided that the ownership of Common Stock by such underwriter would not result in the Corporation failing to qualify as a REIT.

       "Purported Transferee" shall mean, with respect to any purported Transfer which results in a violation of subparagraph B(4)(b) of this
   Article IV, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Common Stock, if such Transfer had been valid under such subparagraph.

       "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in a violation of subparagraph B(4)(b) of this
   Article IV, the record holder of the Common Stock if such Transfer had been valid under such subparagraph.

       "REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

       "Restriction Termination Date" shall mean the first day after the Date of the Merger on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

       "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Common Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Common Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Common Stock), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Common Stock), and whether by operation of law or otherwise.

       "Trustee" shall mean the Corporation as trustee for the Charitable Trust, and any successor trustee appointed by the Corporation.

       "Units" shall mean the units into which partnership interests of the Partnership are divided, and as the same may be adjusted, as provided in the Partnership Agreement.

     (b) Restriction on Ownership and Transfers.

       (i) Except as provided in subparagraph B(4)(k) of this Article IV, from the Date of the Merger and prior to the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own shares of Common Stock in excess of the Ownership Limit, and no Existing Holder shall Beneficially Own shares of Common Stock in excess of the Existing Holder Limit for such Existing Holder.

       (ii) Except as provided in subparagraph B(4)(k) of this Article IV, from the Date of the Merger and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Common Stock in excess of the
   Ownership Limit shall be void ab initio as to the Transfer of such shares of Common Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the Purported Transferee shall acquire no rights in such shares of Common Stock.


       (iii) Except as provided in subparagraph B(4)(k) of this Article IV, from the Date of the Merger and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Common Stock in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such shares of Common Stock which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such shares of Common Stock.


       (iv) Except as provided in subparagraph B(4)(k) of this Article IV, from the Date of the Merger and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Common Stock being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such shares of Common Stock which would be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such shares of Common Stock.


       (v) Notwithstanding any other provisions contained in this Article IV, from the Date of the Merger and prior to the Restriction Termination Date, any Transfer or other event that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of
   Section 856(c) of the Code), shall be void ab initio as to the Transfer of the shares of Common Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or would otherwise result in the Corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial Owner shall acquire or retain no rights in such shares of Common Stock.


     (c) Effect of Transfer in Violation of Subparagraph (B)(4)(b).


       (i) If, notwithstanding the other provisions contained in this Article IV, at any time after the Date of the Merger and prior to the Restriction Termination Date, there is a purported Transfer, change in the capital structure of the Corporation, or other event such that one or more of the restrictions on ownership and transfers described in subparagraph B(4)(b) above has been violated, then the shares of Common Stock being Transferred (or in the case of an event other than a Transfer, the shares owned or Constructively Owned or Beneficially Owned) which would cause one or more of the restrictions on ownership or transfer to be violated (rounded up to the nearest whole share) (the "Trust Shares"), shall automatically be transferred to the Corporation, as Trustee of a trust (the "Charitable Trust") for the exclusive benefit of The American Cancer Society (the "Designated Charity"), an organization described in Section 170(b)(1)(A) and 170(c) of the Code. The Purported Transferee shall have no rights in such Trust Shares.


       (ii) The Corporation, as Trustee of the Charitable Trust, may transfer the shares held in such trust to a Person whose ownership of the shares will not result in a violation of the ownership restrictions (a "Permitted Transferee"). If such a transfer is made, the interest of the Designated Charity will terminate and proceeds of the sale will be payable to the Purported Transferee and to the Designated Charity. The Purported Transferee will receive the lesser of (1) the price paid by the Purported Transferee for the shares or, if the Purported Transferee did not give value for the shares, the Market Price of the shares on the day of the event causing the shares to be held in trust, and (2) the price per share received by the Corporation, as Trustee, from the sale or other disposition of the shares held in trust. The Designated Charity will receive any proceeds in excess of the amount payable to the Purported Transferee. The Purported Transferee will not be entitled to designate a Permitted Transferee.

       (iii) All stock held in the Charitable Trust will be deemed to have been offered for sale to the Corporation or its designee for a 90-day period, at the lesser of the price paid for that stock by the Purported Transferee and the Market Price on the date that the Corporation accepts the offer. This period will commence on the date of the violative transfer, if the Purported Transferee gives notice to the Corporation of the transfer, or the date that the Board of Directors of the Corporation determines that a violative transfer occurred, if no such notice is provided.

       (iv) Any dividend or distribution paid prior to the discovery by the Corporation that shares of Common Stock have been transferred in violation of subparagraph B(4)(b) of this Article IV, shall be repaid to the Corporation upon demand and shall be held in trust for the Designated Charity. Any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of stock.

       (v) Subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors of the Corporation pursuant to paragraph C of this Article IV, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the Designated Charity shall be entitled to receive, ratably with each other holder of Common Stock, that portion of the assets of the Corporation available for distribution to its stockholders as the number of Trust Shares bears to the total number of shares of Common Stock then outstanding (including the Trust Shares). The Corporation, as Trustee, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute to the Designated Charity, when determined (or if not determined, or only partially determined, ratably to the other holders of Common Stock who have been determined and the Designated Charity), any such assets received in respect of the Trust Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation.

       (vi) The Purported Transferee will not be entitled to vote any Common Stock it attempts to acquire, and any stockholder vote will be rescinded if a Purported Transferee votes and the stockholder vote would have been decided differently if such Purported Transferee's vote was not counted.

     (d) Remedies for Breach. If the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of subparagraph B(4)(b) of this Article IV or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of subparagraph B(4)(b) of this Article IV, the Corporation shall inform the Purported Transferee of its obligations pursuant to this Article IV, including such Purported Transferee's obligations to pay over to the Charitable Trust any and all dividends received with respect to the Trust Shares. In addition, the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer and to recover any dividend erroneously paid and declaring any votes erroneously cast to be retroactively invalid; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of subparagraph B(4)(b) of this Article IV shall automatically result in a transfer to the Charitable Trust as described in subparagraph B(4)(c), irrespective of any action (or non-action) by the Board of Directors.

     (e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares in violation of subparagraph B(4)(b) of this Article IV, or any Person who is a Purported Transferee, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

     (f) Owners Required To Provide Information. From the Date of the Merger and prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Common Stock and each Person (including the stockholder of record) who is holding Common Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

     (g) Remedies Not Limited. Nothing contained in this Article IV shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

     (h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of subparagraph B(4) of this Article IV, including any definition contained in subparagraph B(4)(a), the Board of Directors shall have the power to determine the application of the provisions of this subparagraph B(4) with respect to any situation based on the facts known to it.

     (i) Modification of Ownership Limit or Existing Holder Limit. Subject to the limitations provided in subparagraph B(4)(j), the Board of Directors may from time to time increase the Ownership Limit or the Existing Holder Limit and shall file Articles Supplementary with the State Department of Assessment and Taxation of Maryland to evidence such increase.

     (j) Limitations on Modifications.

       (i) From the Date of the Merger and prior to the Restriction Termination Date, neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Persons who are Beneficial Owners of Common Stock (including all of the then Existing Holders) could (taking into account the Ownership Limit and the Existing Holder Limit) Beneficially Own, in the aggregate, more than 49% of the outstanding Common Stock.

       (ii) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to subparagraph B(4)(i) of this Article IV, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

       (iii) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

       (iv) The Ownership Limit may not be increased to a percentage which is greater than 9.9%.

     (k) Exceptions.

       (i) The Board of Directors, in its sole discretion, may exempt a Person from the Ownership Limit or the Existing Holder Limit, as the case may be, if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of such shares of Common Stock will violate the Ownership Limit or the applicable Existing Holder Limit, as the case may be, and agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this subparagraph B(4) of this Article IV) or attempted violation will result in such shares of Common Stock automatically being transferred to the Charitable Trust.

       (ii) Prior to granting any exception pursuant to subparagraph B(4)(k)(i) of this Article IV, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

     5. Legend. Each certificate for shares of Common Stock shall bear legends substantially to the effect of the following:

     "The Corporation is authorized to issue two classes of capital stock which are designated as Common Stock and Preferred Stock. The Board of Directors is authorized to determine the preferences, limitations and relative rights of the Preferred Stock before the issuance of any Preferred Stock. The Corporation will furnish, without charge, to any stockholder making a written request therefor, a copy of the Corporation's charter and a written statement of the designations, relative rights, preferences and limitations applicable to each such class of stock. Requests for the Corporation's charter and such written statement may be directed to Cedar Income Fund, Ltd., 44 South Bayles Avenue, Port Washington, New York 11050, Attention: Secretary.

     The shares of Common Stock represented by this certificate are subject to restrictions on ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Code. No Person may Beneficially Own shares of Common Stock in excess of 3.5% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the outstanding Common Stock of the Corporation (unless such Person is an Existing Holder) with certain exceptions set forth in the Corporation's charter. Any Person who attempts to Beneficially Own shares of Common Stock in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's charter. Transfers in violation of the restrictions described above may be void ab initio.

     In addition, upon the occurrence of certain events, if the restrictions on ownership are violated, the shares of Common Stock represented hereby may be automatically exchanged for Trust Shares which will be held in trust by the Corporation. The Corporation has an option to acquire Trust Shares under certain circumstances. The Corporation will furnish to the holder hereof upon request and without charge a complete written statement of the terms and conditions of the Trust Shares. Requests for such statement may be directed to "Cedar Income Fund, Ltd., 44 South Bayles Avenue, Port Washington, New York 11050, Attention: Secretary."

     6. Severability. If any provision of this Article IV or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

     C. Preferred Stock. The Board of Directors of the Corporation, by resolution, is hereby expressly vested with authority to provide for the issuance of the shares of Preferred Stock in one or more classes or one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof, if any, as shall be stated and expressed in the resolution or resolutions providing for such issue adopted by the Board of Directors. Except as otherwise provided by law, the holders of the Preferred Stock of the Corporation shall only have such voting rights as are provided for or expressed in the resolutions of the Board of Directors relating to such Preferred Stock adopted pursuant to the authority contained in the Articles of Incorporation. Before issuance of any such shares of Preferred Stock, the Corporation shall file Articles Supplementary with the State Department of Assessment and Taxation of Maryland in accordance with the provision of Section 2-208 of the Act.

     D. Reservation of Shares. Pursuant to the obligations of the Corporation under the Partnership Agreement to issue shares of Common Stock in exchange for Units, the Board of Directors is hereby required to reserve a sufficient number of authorized but unissued shares of Common Stock to permit the Corporation to issue shares of Common Stock in exchange for Units that may be exchanged for shares of Common Stock pursuant to the Partnership Agreement.

     E. Preemptive Rights. No holder of shares of capital stock of the Corporation shall, as such holder, have any preemptive or other right to purchase or subscribe for any shares of Common Stock or any class of capital stock of the Corporation which the Corporation may issue or sell.

     F. Control Shares. Pursuant to Section 3-702(b) of the Act, the terms of Subtitle 7 of Title 3 of the Act shall be inapplicable to any acquisition of a Control Share (as defined in the Act) that is not prohibited by the terms of
Article IV.

     G. Business Combinations. Pursuant to Section 3-603(e)(1)(iii) of the Act, the terms of Section 3-602 of such law shall be inapplicable to the Corporation.


                                   ARTICLE V

                              Board of Directors


     A. Management. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

     B. Number. The number of directors which will constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the By-Laws but shall in no event be less than three. The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualified are Leo S. Ullman, J.A.M.H. der Kinderen and Everett B. Miller III.

     C. Classification. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-Laws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001, with each class to hold office until its successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-Laws of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. No election of directors need be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.


     D. Vacancies. Newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the By-Laws, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-Laws. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the Corporation, at which time a successor shall be elected to fill the remaining term of the position filled by such director.


     E. Removal. Any director may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares entitled to vote in the election of directors. For purposes of this subparagraph E of Article V "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from temporary incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.


     F. By-Laws. The power to adopt, alter and/or repeal the By-Laws of the Corporation is vested exclusively in the Board of Directors.


     G. Powers. The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the General Corporation Law of Maryland as now or hereafter in force.



                                  ARTICLE VI

                                   Liability


     The liability of the directors and officers of the Corporation to the Corporation and its stockholders for money damages is hereby limited to the fullest extent permitted by Section 5-349 of the Courts and Judicial Proceedings Code of Maryland (or its successor) as such provisions may be amended from time to time.



                                  ARTICLE VII

                                Indemnification


     The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.


                                 ARTICLE VIII

                                   Existence

     The Corporation is to have perpetual existence.

     IN WITNESS WHEREOF, the undersigned incorporator of Cedar Income Fund, Ltd. who executed the foregoing Articles of Incorporation hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge the matters and facts set forth therein are true in all material respects under the penalties of perjury.


Dated the     day of         , 1998.


                                              ---------------------------------
                                              JAMES T. CUNNINGHAM

                 Appendix D -- Bylaws of the Maryland Company

                            CEDAR INCOME FUND, LTD.
                                    BY-LAWS
                         adopted as of ________, 1998


                                   ARTICLE 1
                                    OFFICES


     Cedar Income Fund, Ltd. (the "Corporation") shall maintain a registered office in the State of Maryland as required by law. The Corporation may also have offices at other places, within or without the State of Maryland as the business of the Corporation may require.


                                   ARTICLE 2
                                 STOCKHOLDERS


     Section 2.01. Place of Meetings. Meetings of stockholders possessing voting shares shall be held at such place in the United States, within or without the State of Maryland, as the Board of Directors designates.

     Section 2.02. Annual Meeting. The annual meeting of the stockholders possessing voting shares shall be held on such date and at such time as the Board of Directors designates. At each annual meeting, such stockholders shall elect the members of the Board of Directors whose terms have expired and transact such other business as may be properly brought before the meeting.

     Section 2.03. Special Meetings. Special meetings of stockholders may be called by the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary at the request in writing of (x) a majority of the Directors or (y) the holders of 25 percent or more of the issued and outstanding shares of capital stock of the Corporation entitled to be voted at the meeting. Such a request shall state the purpose or purposes of the proposed meeting.

     Section 2.04. Notice of Stockholder Meetings.

     (a) Required Notice. Written notice stating the place, day and hour of any annual or special stockholder meeting shall be delivered not less than 10 or more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Board of Directors, or other persons calling the meeting, to each stockholder of record entitled to vote at such meeting and to any other stockholder entitled by the Maryland General Corporation Law (the "Act") or the charter to receive notice of the meeting. Notice shall be deemed to be effective at the earliest of: (1) when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; or (3) when received.

     (b) Adjourned Meeting. If any stockholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. But if a new record date for the adjourned meeting is or must be fixed then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.04, to those persons who are stockholders as of the new record date.

     (c) Waiver of Notice. A stockholder may waive notice of the meeting (or any notice required by the Act, charter, or By-Laws), by a writing signed by the stockholder entitled to the notice, which is delivered to the Corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

     A stockholder's attendance at a meeting:

   (1) waives objection to lack of notice or defective notice of the meeting unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or

   (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

     (d) Contents of Notice. The notice of each special stockholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this Section 2.04(d), or as provided in the Corporation's charter, or otherwise in the Act, the notice of an annual stockholder meeting need not include a description of the purpose or purposes for which the meeting is called.

     Section 2.05. Quorum. The holders, present in person or represented by proxy, of shares of capital stock entitled to cast a majority of all votes entitled to be cast at the meeting shall constitute a quorum for the transaction of business at the meeting. If less than a quorum is present, the holders of a majority of such shares whose holders are so present or represented may from time to time adjourn the meeting to another place, date, or hour until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice except as required by law or by Section 2.04.


     Section 2.06. Voting. When a quorum is present at a meeting of the stockholders, the vote of the holders of a majority of the shares of capital stock entitled to be voted whose holders are present in person or represented by proxy shall decide any question brought before the meeting, unless the question is one upon which, by express provision of law or of the Articles of Incorporation or of these By-Laws, a different vote is required. Unless otherwise provided in the charter, each holder of shares of Common Stock shall at a meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of Common Stock held by such stockholder. At a meeting of the stockholders, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.

     Section 2.07. Presiding Officer of Meetings. The Chairman of the Board, or in his absence, the President, or in his absence a Vice President, or in his absence a chairman for the meeting chosen by the Board of Directors, shall preside at all meetings of the stockholders. In the absence of all of the foregoing, the presiding officer shall be elected by vote of the holders of a majority of the shares of capital stock entitled to be voted whose holders are present in person or represented by proxy at the meeting.

     Section 2.08. Secretary of Meetings. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the presiding officer of the meeting shall appoint any other person to act as secretary of the meeting.

     Section 2.09. Action in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by all of the holders of shares of capital stock entitled to vote thereon.

     Section 2.10. Proxies. At all meetings of stockholders, a stockholder may vote in person, or vote by proxy which is executed in writing by the stockholder or which is executed by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation or other persons authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.


                                   ARTICLE 3
                              BOARD OF DIRECTORS

     Section 3.01. Powers. The business of the Corporation shall be managed under the direction of the Board of Directors, which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 3.02. Number; Election; Qualification; Term.

     (a) The Board of Directors shall initially consist of at least three members or as determined from time to time by amendment of this subsection. The term of office of a Director shall not be affected by any decrease in the authorized number of Directors.

     (b) Until the first annual meeting of the stockholders, the Board of Directors shall initially consist of the persons named as the Directors of the Corporation by the incorporator in the charter. At the first annual meeting and at each subsequent annual meeting of the stockholders, the stockholders shall elect the successors of the class of Directors whose term have expired at that meeting to serve for a term expiring in accordance with Section 3.02(d). The number of Directors shall in no event be less than three.

     (c) Unless by the terms of the action pursuant to which he was elected any special condition or conditions must be fulfilled in order for him to be qualified, a person elected as a Director shall be deemed to be qualified (1) upon his receipt of notice of election and his indication of acceptance thereof or (2) upon the expiration of ten days after notice of election is given to him without his having given notice of inability or unwillingness to serve.

     (d) The initial Directors shall serve until the first meeting of the stockholders of the Corporation. Thereafter, the Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with one class expiring at each of the three subsequent annual meetings of stockholders. Each class will hold office until its successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Directors need not be stockholders of the Corporation.

     Section 3.03. Vacancies. Whenever between annual meetings of the stockholders any vacancy exists in the Board of Directors by reason of death, resignation, removal, or increase in the authorized number of Directors, or otherwise, it may be filled by the Board of Directors (if permitted under the Act) or by the stockholders at a special meeting of the stockholders called for that purpose.

     Section 3.04. Place of Meetings. Any meeting of the Board of Directors may be held either within or without the State of Maryland.

     Section 3.05. Annual Meeting. There shall be an annual meeting of the Board of Directors for the election of officers and the transaction of such other business as may be brought before the meeting. The annual meeting of the Board shall be held immediately following the annual meeting of the stockholders or any adjournment thereof, at the place where the annual meeting of the stockholders was held or at such other place as a majority of the Directors who are then present determine. If the annual meeting is not so held, it shall be called and held in the manner provided herein for special meetings of the Board or conducted pursuant to Section 3.11.

     Section 3.06. Regular Meetings. Regular meetings of the Board of Directors, other than the annual meeting, may be held without notice at such times and places as the Board may have fixed by resolution.

     Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called on the written request of a majority of the Directors. Not less than one day's notice of a special meeting shall be given by the Secretary to each Director.

     Section 3.08. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence by the President. In the absence of the Chairman of the Board and the President, a presiding officer shall be chosen by a majority of the Directors present. The Secretary of the Corporation shall act as secretary of the meeting. In his absence the presiding officer shall appoint another person to act as secretary of the meeting.


     Section 3.09. Quorum. The presence of a majority of the number of Directors then serving shall be necessary to constitute a quorum for the transaction of business at a meeting of the Board of Directors. If less than a quorum is present, a majority of the Directors present may adjourn the meeting to another time or place until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice.


     Section 3.10. Vote. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Articles of Incorporation, or by these By-Laws. Where a vote of the Directors present results in a tie, the action proposed shall not constitute an act of the Board of Directors.

     Section 3.11. Action in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all of the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.


     Section 3.12. Conference Call Meeting. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.


     Section 3.13. Removal of Director. Any Director shall be subject to removal with or without cause at any time by the holders of a majority of the shares of capital stock then entitled to be voted at an election of Directors.


                                   ARTICLE 4
                                  COMMITTEES


     Section 4.01. Committees of the Board. The Board of Directors may, by resolution passed by a majority of the Directors in office, establish one or more committees, each committee to consist of two or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the power and authority of the Board for direction and supervision of the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. No such committee, however, shall have power or authority in reference to (i) amending the charter or the By-Laws, (ii) adopting an agreement of merger or consolidation, (iii) recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, (iv) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (v) electing a Director, or electing or removing an officer; and
(vi) unless the resolution expressly so provided, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.


     Section 4.02. Procedures; Minutes of Meetings. Each committee shall determine its rules with respect to notice, quorum, voting, and the taking of action, provided that such rules shall be consistent with law, the rules in these By-Laws applicable to the Board of Directors, and the resolution of the Board establishing the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.


                                   ARTICLE 5
                                   OFFICERS


     Section 5.01. General. The Board of Directors shall elect the officers of the Corporation, which shall include a President, Treasurer and a Secretary and such other officers, including, without limitation, Chairman of the Board, Vice Chairman, Chief Operating Officer, Vice-Presidents, Comptroller and General Counsel as in the Board's opinion are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person except that the President shall not hold the office of Vice-President or Secretary.


     Section 5.02. Powers and Duties. Each of the officers of the Corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his respective office as well as such powers and duties as from time to time may be conferred upon him by the Board and these By-Laws.


     Section 5.03. Term of Office; Removal and Vacancy. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal and shall be subject to removal with or without cause at any time by the affirmative vote of a majority of the Directors in office. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     Section 5.04. Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer and, if present, shall preside at meetings of the Board and of the stockholders, shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control in general all of the business and affairs of the Corporation. He may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of chairman of the board and chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 5.05. President. The President shall be the chief operating officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control in general those operations of the Corporation designated by the Chairman of the Board. He may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and chief operating officer and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 5.06. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by the Board of Directors; and (c) in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.


     Section 5.07. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of any seal of the Corporation and if there is a seal of the Corporation, see that it is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (f) sign with the Chairman of the Board, the President or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the offices of secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or by the Board of Directors.


                                   ARTICLE 6
                                 CAPITAL STOCK


     Section 6.01. Certificates of Stock. Certificates for shares of capital stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board, the President or a Vice-President and by the Secretary or the Treasurer. Any or each of the signatures on a stock certificate, including that of any transfer agent or registrar, may be a facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent, or registrar before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if the officer, transfer agent, or registrar were the officer, transfer agent, or registrar at the date of issuance.

     Section 6.02. Transfer of Stock. Shares of stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of a certificate or certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

     Section 6.03. Ownership of Stock. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise expressly provided by law or in the charter.

     Section 6.04. Lost, Stolen, or Destroyed Certificates. In case any certificate for stock of the Corporation is lost, stolen, or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it, to its transfer agent, or to its registrar, if any, as deemed necessary or advisable by it.


                                   ARTICLE 7
                                 MISCELLANEOUS

     Section 7.01. Corporate Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of incorporation, and the word "Maryland."

     Section 7.02. Fiscal Year. The Corporation's fiscal year shall end on December 31. The Board of Directors shall have power to change the fiscal year of the Corporation from time to time.


                                   ARTICLE 8
                         INDEMNIFICATION; TRANSACTIONS
                            WITH INTERESTED PERSONS

     Section 8.01. Indemnification. The Corporation shall, to the fullest extent required or permitted by applicable law, indemnify any person who is or was, or is the personal representative of a deceased person who was, a Director, officer, employee, or agent of the Corporation against any judgments, penalties, fines, settlements and reasonable expenses and any other liabilities to the fullest extent permitted by Section 2-418 of the Act as in effect from time to time; provided that, unless applicable law otherwise requires, indemnification shall be contingent upon a determination, by the Board of Directors by a majority vote of a quorum consisting of Directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors consisting solely of two or more Directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated Directors who are parties may participate or by special legal counsel selected by and if directed by the Board of Directors as set forth above, that indemnification is proper in the circumstances because such Director, officer, employee, or agent has met the applicable standard of conduct prescribed by Section 2-418(b) of the Act.

     Section 8.02. Transactions With Interested Persons. No contract or transaction between the Corporation and any of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which any of its Directors or officers is a director or officer or has a financial interest, shall be void or voidable solely for that reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof at which the contract or transaction is authorized or solely because his vote is counted for such purpose, if

     (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors are less than a quorum;

     (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a majority of the votes cast by the stockholders other than the votes of shares owned of record or beneficially by the interested Director, officer, corporation, firm or other entity; or

     (c) the contract or transaction is fair and reasonable as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.


                                   ARTICLE 9
                                   AMENDMENT

     The power to amend or repeal these By-Laws and to adopt new By-Laws is vested exclusively in the Board of Directors.

     The undersigned, being the Secretary of Cedar Income Fund, Ltd., hereby certifies the foregoing to be the By-Laws of that Corporation as adopted by the Board of Directors on the _____ day of ______, 1998.


Date: __________, 1998


                                              ---------------------------------
                                              [Name]
                                              Secretary

[LOGO] ERNST & YOUNG LLP

           Suite 3400                                Phone: 515 743-2727
                   801 Grand Avenue
                   Des Moines, Iowa 50309-2764


Report of Independent Auditors


The Board of Directors and Shareholders
Cedar Income Fund, Ltd.

We have audited the accompanying balance sheets of Cedar Income Fund, Ltd. as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cedar Income Fund, Ltd. at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                           /s/ Ernst & Young LLP

Des Moines, Iowa
February 20, 1998